Exhibit 10.37

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 1, 2021 (this “Fourth Amendment”), among BSPRT BB LOAN, LLC, a Delaware limited liability company (“Borrower Representative”), BSPRT FINANCE SUB-LENDER II, LLC, a Delaware limited liability company (“BSPRT Finance Sub-Lender” and, together with the Borrower Representative, the “Borrowers”, and each a “Borrower”), FRANKLIN BSP REALTY TRUST, INC. (F/K/A BENEFIT STREET PARTNERS REALTY TRUST, INC.), a Maryland corporation (the “Guarantor”), the several banks and other financial institutions or entities party to this Agreement (the “Lenders”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the parties hereto have entered into that certain Credit Agreement, dated as of September 19, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of July 30, 2018, Second Amendment to Credit Agreement, dated as of September 12, 2019, and Third Amendment to Credit Agreement dated as of September 8, 2021 and as further amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Fourth Amendment, “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders (a) increase the Revolving Credit Commitment and (b) make certain other changes to the Credit Agreement as further described herein; and

WHEREAS, the Administrative Agent and the Lenders have agreed to so amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the continued performance by the Borrowers and the other Loan Parties of their respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement. As of the Fourth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the Credit Agreement attached as Exhibit 1 hereto.

2.Conditions to Effectiveness. This Fourth Amendment shall become effective as of the first Business Day (the “Fourth Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a)The Administrative Agent (unless otherwise noted below) shall have received each of the following (unless otherwise agreed to or waived by the Administrative Agent), in form and substance satisfactory to the Administrative Agent and dated as of the Fourth Amendment Effective Date:

(i)this Fourth Amendment, duly executed by the Borrowers, the Guarantor, the Lenders party thereto and the Administrative Agent;

008330-0449-44546268.3

Exhibit 10.37
(ii)the Acknowledgment and Consent Agreement in the form attached hereto as Exhibit 2 hereto (the “Acknowledgment and Consent”), duly executed by the Borrowers, the Guarantor and the Intermediate Pledgors;

(iii)the legal opinion of Nelson Mullins Riley & Scarborough LLP, special counsel to the Loan Parties addressed to the Administrative Agent and the Lenders;

(iv)certified resolutions of each Loan Party, authorizing its entry into the Fourth Amendment and the other documents or certificates to be delivered pursuant to this Fourth Amendment to which it is a party;

(v)(i) a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign the Fourth Amendment and other documents or certificates to be delivered pursuant to this Fourth Amendment on behalf of the Loan Parties, together with the true signatures of each such Person (the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Persons named in such further certificate and (ii) true and complete copies of the organizational documents of the Loan Parties, together with certificates of existence and, if applicable, good standing (or other similar instruments), in each case certified by a Responsible Officer of each Loan Party to be correct and complete copies thereof and in effect on the date hereof, in each case satisfactory to the Administrative Agent;

(vi)a Closing Certificate of a Responsible Officer from each Loan Party, dated the Fourth Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement;

(vii)a Solvency Certificate in substantially the form delivered on the Closing Date from the chief financial officer of the Guarantor certifying that the Guarantor and its Subsidiaries, considered as a whole, after giving effect to the transactions contemplated hereby to occur on the Fourth Amendment Effective Date, are Solvent;

(viii)a Compliance Certificate, substantially in the form of Exhibit B to the Credit Agreement, containing all information and calculations necessary for determining pro forma compliance with Section 5.2 of the Credit Agreement as of the Fourth Amendment Effective Date; and

(ix)a Borrowing Base Certificate.

(b)All governmental and third party approvals necessary in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(c)The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all actual out-of-pocket expenses for which invoices have been presented (including reasonable fees, actual out-of-pocket disbursements and other charges of outside counsel to the Administrative Agent), on or before the Fourth Amendment Effective Date.

(d)At least three business days prior to the Fourth Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall deliver to the Administrative Agent a Beneficial Ownership Certification in relation to such Borrower.

008330-0449-44546268.3

Exhibit 10.37

3.Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Fourth Amendment, the Borrowers and the Guarantor hereby jointly and severally represent and warrant to the Administrative Agent and Lenders on the date hereof that:

(a)The representations and warranties set forth in Section 3 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality or Material Adverse Effect, in all respects) on and as of the Fourth Amendment Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date); provided that, (x) the representations and warranties contained in Section 3.1 of the Credit Agreement shall be made with respect to the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement and (y) the representations and warranties contained in Section 3.2 of the Credit Agreement shall be made with respect to the most recent audited financial statements delivered pursuant to Section 5.1 of the Credit Agreement;

(b)The execution, delivery and performance of this Fourth Amendment and the Acknowledgment and Consent, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to any Loan Party would reasonably be expected to have a Material Adverse Effect;

(c)Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform this Fourth Amendment and the Acknowledgment and Consent (as applicable) and, in the case of the Borrowers, to borrow under the Credit Agreement. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Fourth Amendment and the Acknowledgment and Consent (as applicable) and to authorize the borrowings on the terms and conditions of this Fourth Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Fourth Amendment or the Acknowledgment and Consent, except consents, authorizations, filings and notices described in Schedule 3.4 of the Credit Agreement, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. This Fourth Amendment and the Acknowledgment and Consent have been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Fourth Amendment constitutes, and the Acknowledgment and Consent upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(d)At the time of and after giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing.

4.Reference to and Effect on the Loan Documents.

(a)As of the Fourth Amendment Effective Date, each reference in the Credit Agreement and the other Loan Documents to the “Credit Agreement”, “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

008330-0449-44546268.3

Exhibit 10.37

(b)Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and each is hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any Default or Event of Default or of any right, power, privilege or remedy of the Administrative Agent, any Lender under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d)The Borrowers and the Guarantor hereby confirm that the security interests and Liens granted by the Borrowers and the Guarantor pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

(e)This Fourth Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

5.Headings. Section headings used herein are for convenience of reference only, are not part of this Fourth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Fourth Amendment.

6.Counterparts; Severability; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.8, 9.9, 9.11, 9.12 and 9.17 of the Credit Agreement are incorporated herein and apply to this Fourth Amendment mutatis mutandis (except that any references to “Agreement” shall mean this Fourth Amendment).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

008330-0449-44546268.3

Exhibit 10.37

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BSPRT BB LOAN, LLC,
as a Borrower

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

BSPRT FINANCE SUB-LENDER II, LLC,
as a Borrower

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

FRANKLIN BSP REALTY TRUST, INC. F/K/A BENEFIT STREET PARTNERS REALTY TRUST,
INC., as the Guarantor

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

[Signature Page to Fourth Amendment to Credit Agreement]

Exhibit 10.37

BSPRT CRE FINANCE, LLC,
AS CRE Finance Pledgor

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

[Signature Page to Acknowledgment and Consent]

Exhibit 10.37
EXHIBIT 1

Amended Credit Agreement

[Attached]

008330-0449-44546268.3

Exhibit 10.37
EXHIBIT 1 TO FOURTH AMENDMENT

$250,000,000 CREDIT AGREEMENT
among

BSPRT BB LOAN, LLC,
and
BSPRT FINANCE SUB-LENDER II, LLC,
as Borrowers,

FRANKLIN BSP REALTY TRUST, INC. F/K/A BENEFIT STREET PARTNERS REALTY TRUST, INC.,
as Guarantor,

The Several Lenders
from Time to Time Parties Hereto,

BARCLAYS BANK PLC,
as Sole Lead Arranger and Bookrunner, and
BARCLAYS BANK PLC,
as Administrative Agent

Dated as of September 19, 20171

1    Conformed through Fourth Amendment.

TABLE OF CONTENTS

SECTION 1    DEFINITIONS    1
1.1Defined Terms    1
1.2Other Definitional Provisions    30

SECTION 2    AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENT    30
2.1Revolving Credit Commitments    30
2.2Procedure for Revolving Credit Borrowing    31
2.3Repayment of Loans; Evidence of Debt    31
2.4Extension of Revolving Credit Termination Date    32
2.5Commitment Fees, etc.    34
2.6Termination or Reduction of Revolving Credit Commitments    34
2.7Optional Prepayments    34
2.8Mandatory Prepayments    34
2.9Conversion and Continuation Options    35
2.10Minimum Amounts and Maximum Number of Eurodollar Tranches    35
2.11Interest Rates and Payment Dates    35
2.12Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin    36
2.13Inability to Determine Interest Rate    36
2.14Pro Rata Treatment and Payments    37
2.15Requirements of Law    38
2.16Taxes    39
2.17Indemnity    42
2.18Illegality    42
2.19Change of Lending Office    42
2.20Replacement of Lenders under Certain Circumstances    43
2.21[Intentionally Omitted].    43
2.22Defaulting Lender.    43
2.23Borrower Representative    44
2.24Benchmark Replacement Setting    45

SECTION 3    REPRESENTATIONS AND WARRANTIES    46
3.1Financial Condition    46
3.2No Change
3.3Corporate Existence; Compliance with Law; Special Purpose Entity    46
-i-

3.4Corporate Power; Authorization; Enforceable Obligations    47
3.5No Legal Bar    47
3.6No Material Litigation    47
3.7No Default    47
3.8[Intentionally Omitted]    47
3.9Taxes    48
3.10Federal Regulations    48
3.11Labor Matters    48
3.12ERISA    48
3.13Investment Company Act; Other Regulations    48
3.14[Intentionally Omitted]    48
3.15Use of Proceeds    48
3.16Environmental Matters    48
3.17Accuracy of Information, etc    49
3.18Security Documents    49
3.19Representations and Warranties Regarding Borrowing Base Assets    49
3.20Solvency    49
3.21REIT Status; Guarantor Tax Status    49
3.22Insurance    50
3.23Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws    50

SECTION 4    CONDITIONS PRECEDENT    50
4.1Conditions to the Closing Date    50
4.2Conditions to Each Extension of Credit    52
4.3Conditions to the Addition of a Borrowing Base Asset    53
4.4Conditions to the Release of a Borrowing Base Asset    54

SECTION 5    AFFIRMATIVE COVENANTS    54
5.1Financial Statements    54
5.2Certificates; Other Information    55
5.3Payment of Obligations    56
5.4Conduct of Business and Maintenance of Existence    56
5.5Maintenance of Property; Insurance    56
-ii-

TABLE OF CONTENTS (continued)

5.6Inspection of Property; Books and Records; Discussions    56
5.7Notices    57
5.8Further Assurances    59
5.9Servicing of Borrowing Base Assets    59
5.10Cash Management    59
5.11Borrowing Base Reports    60
5.12Taxes    60
5.13Disclosable Events    60
5.14Appraisals    61
5.15Additional Collateral    61

SECTION 6    NEGATIVE COVENANTS    61
6.1Financial Condition Covenants    61
6.2Indebtedness    62
6.3Limitation on Liens    62
6.4Limitation on Fundamental Changes    62
6.5Dispositions    62
6.6Restricted Payments    62
6.7Investments    63
6.8Limitation on Modifications of Organizational Documents    63
6.9Transactions with Affiliates    63
6.10[Intentionally Omitted]    63
6.11Limitation on Changes in Fiscal Periods    63
6.12Limitation on Negative Pledge Clauses    63
6.13Limitation on Restrictions on Subsidiary Distributions    63
6.14Limitation on Lines of Business    64
6.15[Intentionally Omitted]    64
6.16Limitation on Modifications to Borrowing Base Assets    64
6.17Servicing of Borrowing Base Assets    64
6.18REIT Status    64
6.19[Intentionally Omitted]    64
6.20Special Purpose Entity.
-iii-

TABLE OF CONTENTS (continued)

6.21[Intentionally Omitted]    64
6.22Disclosable Events    64

SECTION 7    EVENTS OF DEFAULT    65

7.1    Events of Default    65

SECTION 8    THE ADMINISTRATIVE AGENT    67
8.1Appointment    67
8.2Delegation of Duties    67
8.3Exculpatory Provisions    68
8.4Reliance by Administrative Agent    68
8.5Notice of Default    68
8.6Non-Reliance on Administrative Agent and Other Lenders    69
8.7Indemnification    69
8.8Administrative Agent in Its Individual Capacity    69
8.9Successor Administrative Agent    70
8.10Authorization to Release Liens and Guarantees    70
8.11The Arranger    70
8.12No Duty to Disclose    70
8.13Waiver    70

SECTION 9    MISCELLANEOUS    71
9.1Amendments and Waivers    71
9.2Notices    72
9.3No Waiver; Cumulative Remedies    72
9.4Survival of Representations and Warranties    73
9.5Payment of Expenses    73
9.6Successors and Assigns    74
9.7Adjustments; Set-off    78
9.8Counterparts    79
9.9Severability    79
9.10Integration    80
9.11Governing Law    80
-iv-

TABLE OF CONTENTS (continued)
9.13Acknowledgements    80
9.14Confidentiality    81
9.15Release of Guarantee Obligations    81
9.16Accounting Changes    82
9.17Waivers of Jury Trial    82
9.18Acknowledgment and Consent to Bail-In of Affected Financial Institutions    82
9.19Joint and Several Liability    82

-v-

ANNEX:

ACommitments
BRepresentations and Warranties Regarding Borrowing Base Assets SCHEDULES:
1.1(a) Disqualified Institutions
3.18    Filing Offices EXHIBITS:
A-1    Form of Guarantee and Collateral Agreement A-2    Form of Pledge Agreement
B    Form of Compliance Certificate C    Form of Closing Certificate
D-1    Form of Servicing Agreement Joinder (Situs) D-2    Form of Servicing Agreement Joinder (Wells) E    Form of Assignment and Assumption
F    Form of Note
G-1Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for
U.S. Federal Income Tax Purposes)
G-2Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
G-3Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for
U.S. Federal Income Tax Purposes)
G-4Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
H    Form of Borrowing Notice I    Intentionally Omitted
JIntentionally Omitted
KForm of Borrowing Base Certificate
LForm of Conversion/Continuation Notice M    Form of Prepayment Notice

-vi-

CREDIT AGREEMENT, dated as of September 19, 2017, among BSPRT BB LOAN, LLC, a Delaware limited liability company (“Borrower Representative”), BSPRT FINANCE SUB- LENDER II, LLC, a Delaware limited liability company (“BSPRT Finance Sub-Lender” and, together with Borrower Representative, the “Borrowers”, and each a “Borrower”), FRANKLIN BSP REALTY TRUST, INC. (F/K/A BENEFIT STREET PARTNERS REALTY TRUST, INC.), a Maryland
corporation (the “Guarantor”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), BARCLAYS BANK PLC, as sole lead arranger and bookrunner (in such capacity, the “Arranger”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested the Lenders provide a senior secured revolving loan facility in an aggregate principal amount of $100,000,000, with the proceeds thereof to be used by the Borrowers or their Affiliates (a) to originate loans or other eligible assets pursuant to the Borrowers’ investment guidelines and (b) for operating expenses and general corporate purposes of the Borrowers;

WHEREAS, in connection with the Fourth Amendment the Borrowers have requested the Lenders increase the amount of the senior secured revolving loan facility to an aggregate principal amount of $250,000,000;

WHEREAS, the Lenders are willing to make such a revolving loan facility available upon and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1    DEFINITIONS

1.1Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Act of Insolvency”: with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its assets or property in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect which (i) results in the entry of an order for relief or (ii) is not dismissed within 90 days, (b) the appointment by a court having jurisdiction over such Person or any substantial part of its assets or property, of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property and such appointment shall remain unstayed and in effect for a period of 90 days, (c) an order by a court having jurisdiction over such Person or any substantial part of its assets or property ordering the winding up or liquidation of such Person’s affairs, and such order shall remain unstayed and in effect for a period of 90 days, (d) the commencement by such Person of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, (e) the consent by such Person to the entry of an order for relief in an involuntary case under any Debtor Relief Law, (f) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (g) the making by such Person of any general assignment for the benefit of creditors, or

(h)the admission by such Person in writing in connection with a legal proceeding of the inability of such Person to pay its debts generally as they become due.

“Administrative Agent”: as defined in the preamble hereto.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise; provided that the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute “control”.

“Agreement”: this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin”: (a) with respect to Eurodollar Loans, 2.75% and (b) with respect to Base Rate Loans, 1.75%.

“Appraisal”: an appraisal of the underlying Real Property securing any Eligible Asset prepared by a state licensed or state certified, nationally recognized appraiser, in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and in compliance with the requirements of Title 11 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the Interagency Appraisal and Evaluation Guidelines and utilizing customary valuation methods, such as the income, sales/market or cost approaches, as any of the same may be updated by recertification from time to time by the appraiser performing such appraisal.

“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender and which is not a Disqualified Institution.

“Arranger”: as defined in the preamble hereto.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Available Borrowing Capacity”: with respect to any Person, on any date of determination, the total unrestricted borrowing capacity which may be drawn (taking into account required reserves and discounts) upon by such Person or its Subsidiaries, at such Person’s or its Subsidiaries’ sole discretion, under committed credit facilities or repurchase agreements which provide financing to such Person or its Subsidiaries.

“Available Revolving Credit Commitment”: with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”: Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.
“Bank Secrecy Act”: the Bank Secrecy Act, 31 CFR 103, as amended from time to time. “Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) 1.0%
per annum plus the Eurodollar Rate (for avoidance of doubt after giving effect to the proviso of the definition thereof) applicable to an Interest Period of one month. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the one-month Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the one-month Eurodollar Rate, respectively.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the
Base Rate.

“Benchmark”: initially, the LIBO Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.24 titled “Benchmark Replacement Setting”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement”: for any Available Tenor:

(1)For purposes of clause (a) of Section 2.24, the first alternative set forth below that can be determined by the Administrative Agent:

(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or

(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of Section 2.24; and

(2)For purposes of clause (b) of Section 2.24, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated or bilateral credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event”: with respect to any then-current Benchmark other than LIBO Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certificate”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. §1010.230. “Benefited Lender”: as defined in Section 9.7.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or
any successor).

“Borrower” and “Borrowers”: as defined in the preamble hereto.

“Borrower Account”: any account of any Borrower designated by such Borrower in writing to the Administrative Agent from time to time, which account, as an initial matter with respect to each Borrower, shall be the account of such Borrower set forth in the Collection Account Control Agreement to which such Borrower is a party.

“Borrower Representative”: as defined in the preamble hereto.

“Borrowing Base”: subject to the Concentration Limit, as of any date of determination, an amount equal to:

(a)70% of the Borrowing Base Asset Amount for all Borrowing Base Assets which were originated by a Borrower or an Affiliate no earlier than ninety (90) days prior to such date of determination, as certified by Borrower Representative in accordance with Section 4.3(c);

(b)60% of the Borrowing Base Asset Amount for all Borrowing Base Assets which were originated by a Borrower or an Affiliate between ninety-one (91) days and one hundred and twenty (120) days prior to such date of determination, as certified by Borrower Representative in accordance with Section 4.3(c);

(c)40% of the Borrowing Base Asset Amount for all Borrowing Base Assets which were originated by a Borrower or an Affiliate between one hundred and twenty-one (121) days and one hundred and fifty (150) days prior to such date of determination, as certified by Borrower Representative in accordance with Section 4.3(c);

(d)25% of the Borrowing Base Asset Amount for all Borrowing Base Assets which were originated by a Borrower or an Affiliate between one hundred and fifty-one (151) days and one hundred and eighty (180) days prior to such date of determination, as certified by Borrower Representative in accordance with Section 4.3(c); and

(e)0% of the Borrowing Base Asset Amount for any Borrowing Base Assets which were originated by a Borrower or an Affiliate earlier than one hundred and eighty-one (181) days prior to such date of determination, as certified by Borrower Representative in accordance with Section 4.3(c).

“Borrowing Base Addition Notice”: as defined in Section 4.3(a). “Borrowing Base Approval Notice”: as defined in Section 4.3(b).
“Borrowing Base Asset”: each Eligible Asset included in the Borrowing Base on the Closing Date or subsequently added to the Borrowing Base pursuant to Section 4.3.

“Borrowing Base Asset Amount”: with respect to any Borrowing Base Asset, the lesser of (i) the outstanding principal balance of the portion of the Borrowing Base Asset owned by a Borrower and (ii) the purchase price paid by such Borrower or its Affiliate to a third party to acquire such Borrowing Base Asset, if applicable, plus, in either circumstance, the amount of any future advances made by such Borrower following the addition of the Borrowing Base Asset to the Borrowing Base; provided that unfunded future advance obligations in respect of any Eligible Asset that exist when such asset first became a Borrowing Base Asset shall be disregarded when calculating the Borrowing Base Asset Amount until such time as such unfunded future advances are funded by such Borrower.

“Borrowing Base Asset Documents”: all documents, instruments, agreements, assignments and certificates, including without limitation, any and all loan or credit agreements, notes, allonges or endorsements, mortgages, assignments of leases and rents, security agreements, pledge agreements, assignments of contracts, environmental indemnities, guaranties, mortgagee’s title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions and UCC-1 financing statements, as may be applicable, that are or may be executed (and acknowledged where applicable) and recorded and filed by an Underlying Obligor in connection with a Borrowing Base Asset, as the same may be amended or otherwise modified from time to time in accordance with this Agreement. Borrowing Base Asset Documents shall also include all agreements, permits, assurances and other instruments (such as permits and approvals) that may be delivered to the applicable Borrower by the Underlying Obligor pursuant to the Borrowing Base Asset Documents.

“Borrowing Base Certificate”: a certificate, appropriately completed that calculates the Maximum Facility Availability, substantially in the form of Exhibit K (with such modifications as to format and presentation as may be reasonably requested by the Administrative Agent upon five Business Days’ notice), together with all supporting documentation reasonably requested by the Administrative Agent.

“Borrowing Base Conditions”:    with respect to any asset, each of the following
conditions:

(a)the applicable Borrower shall own 100% of such asset;

(b)such asset shall not be a Defaulted Asset;

(c)such asset shall be originated by the applicable Borrower or its Affiliate not more than 180 days before becoming a Borrowing Base Asset, and shall not have been modified in any material respect since its origination except as disclosed to the Administrative Agent prior to becoming a Borrowing Base Asset or otherwise in accordance with this Agreement;

(d)other than pursuant to the Loan Documents, the applicable Borrower’s interest in such asset is not subject to any Lien, negative pledge or other encumbrance;

(e)in the case of a senior or pari passu co-lender interest or participation in a commercial mortgage loan, either (i) the applicable Borrower, or an Affiliate of such Borrower together with such Borrower, owns at least 50% of the initial aggregate principal amount of such loan or (ii) the applicable Borrower or an Affiliate of such Borrower shall serve as the administrative agent with respect to such loan and shall directly hold a co-lender interest or participation in such loan large enough to block any lender vote under the underlying loan documentation;

(f)the Loan to Value Ratio with respect to such asset shall not exceed 80% (or in the case of a mezzanine loan, shall not exceed 85%) ; provided that for such asset to initially be included in the Borrowing Base, an Appraisal of the related Real Property shall have been conducted not more than 180 days prior to becoming a Borrowing Base Asset;

(g)the Guarantor believes, in its reasonable, good faith judgment, that such asset can be alternately financed in accordance with the Guarantor’s standards for similar assets including, but not limited, to (i) such asset satisfying all criteria necessary to qualify as an “eligible asset” (or similar term) under one or more of the Guarantor’s or its Subsidiaries’ credit or repurchase facilities, (ii) the Guarantor’s or its Affiliates’ ability to sell a senior participation or mortgage interest in such asset or (iii) the Guarantor’s or its Subsidiaries’ ability to contribute such asset to a securitized financing vehicle or similar structure sponsored by the Guarantor;

(h)such asset shall be secured (or, in the case of a mezzanine loan, the mortgage loan to which it is related is secured) by a mortgage on Real Property that is the subject of an Appraisal that has been delivered to the Administrative Agent at the time such loan becomes a Borrowing Base Asset;

(i)such asset is not a construction loan, a land loan or a condominium conversion loan;

(j)the representations and warranties for assets of that type set forth in the applicable part of Annex B are true and correct in all material respects (except as disclosed in writing to the Administrative Agent in an Exception Report prior to approval of such Borrowing Base Asset pursuant to Section 4.3 and otherwise from time to time);

(k)none of the Real Property securing such loan shall have any material environmental, structural, title or other defects, and not be subject to any condemnation proceeding, that in any event would give rise to a material adverse effect as to the value, use of, operation of or ability to sell or finance such property;

(l)the Underlying Obligor under such asset is an entity organized under the laws of a state of the United States of America or the District of Columbia;

(m)such asset is denominated in Dollars;

(n)the underlying Real Property with respect to such loan shall be located within any state of the United States of America or the District of Columbia; and

(o)except as approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), the Underlying Obligor shall have no Indebtedness other than such loan and unsecured trade payables incurred in the ordinary course of business.

Notwithstanding anything to the contrary, the failure of any asset proposed to be added as a Borrowing Base Asset to comply with any of the foregoing conditions will not preclude the addition of such asset as a Borrowing Base Asset so long as the Administrative Agent has consented to the addition, and if such consent is given, the applicable Borrowing Base Condition will be modified with respect to such asset for so long as such asset is a Borrowing Base Asset.

Upon any asset ceasing to qualify as an Eligible Asset, such loan shall no longer be included in the Borrowing Base unless otherwise approved in writing by the Administrative Agent. Within five Business Days after becoming aware of any such disqualification, Borrower Representative shall deliver to the Administrative Agent a certificate reflecting such disqualification, together with the identity of the disqualified loan, a statement as to whether any Material Default or Event of Default arises as a result of such disqualification, and a calculation of the Borrowing Base attributable to such loan.

“Borrowing Base Disapproval Notice”: as defined in Section 4.3(b).

“Borrowing Date”: any Business Day specified by Borrower Representative as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from Borrower Representative, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which (i) commercial banks (A) in the State of New York,
(B) solely with respect to Wells Fargo Bank, National Association for purposes of Section 5.10(a), the State of North Carolina, and (C) solely with respect to Situs Asset Management LLC for purposes of Section 5.10(a), any other State in which any account maintained by it with respect to the Borrowing Base Assets is located, or (ii) the New York Stock Exchange, are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”: with respect to any Person, the amount of all obligations of such Person, as a lessee to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: as of any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States and (ii) time deposits, certificates of deposit, money market accounts or banker’s acceptances of any investment grade rated commercial bank, in each case maturing within 30 days after such date.

“Cash Liquidity”: with respect to any Person, on any date of determination, the sum of
(i) unrestricted cash, plus (ii) Available Borrowing Capacity, plus (iii) Cash Equivalents.

“Change in Law”: the occurrence, after the Closing Date, of any of the following:
(a)the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”: the occurrence of any of the following events:

(a)any consummation of a merger, amalgamation or consolidation of the Guarantor with or into another entity or any other reorganization occurs and more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s stock or other ownership interest in such entity outstanding immediately after such merger, amalgamation, consolidation or such other reorganization is not owned directly or indirectly by Persons who were stockholders or holders of such other ownership interests in the Guarantor immediately prior to such merger, amalgamation, consolidation or other reorganization;

(b)any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all Capital Stock of the Guarantor entitled to vote generally in the election of directors, members or partners of 20% or more other than Controlled Affiliates of the Guarantor, or to the extent such interests are obtained through a public market offering or secondary market trading;

(c)the Guarantor shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of any Intermediate Pledgor;

(d)the Guarantor (or any entity managed or controlled by the Guarantor or any of its Affiliates) shall cease to be the sole general partner of the Operating Partnership;

(e)any Intermediate Pledgor shall cease to own directly and control, of record and beneficially, 100% of each class of outstanding Capital Stock of any Borrower which is a direct Subsidiary of such Intermediate Pledgor; or

(f)any transfer of all or substantially all of any Borrower’s or the Guarantor’s assets (other than any securitization transaction or any repurchase or other similar transactions in the ordinary course of such Borrower’s or the Guarantor’s business).

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be no later than September 19, 2017.

“Closing Date Fee Letter”: the Fee Letter, dated as of the Closing Date, by and among the Borrowers, the Arranger and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Code”: the Internal Revenue Code of 1986, as amended from time to time. “Collateral”: collectively, the collateral upon which Liens have been granted pursuant to the Security Documents.

“Collection Account”: a deposit account with the Deposit Bank in the name of a Borrower subject to a Lien of the Administrative Agent for the benefit of the Secured Parties.

“Collection Account Control Agreements” means (i) that certain Deposit Account Control Agreement, dated as of September 19, 2017, by and among Borrower Representative, the Administrative Agent and the Deposit Bank, and (ii) that certain Deposit Account Control Agreement, dated as of September 19, 2017, by and among BSPRT Finance Sub-Lender, the Administrative Agent and the Deposit Bank, in each case as amended, restated, supplemented or otherwise modified from time to time, and each providing to the Administrative Agent “control” of the applicable Collection Account within the meaning of Article 9 of the Uniform Commercial Code, as amended, restated, supplemented or otherwise modified from time to time.

“Collections”: with respect to any Borrowing Base Asset:

(a)all scheduled payments of principal and principal prepayments, all insurance proceeds and all guaranty payments and net proceeds of any liquidations, sales, dispositions or securitizations received by the Borrower, in each case, attributable to the principal of such Borrowing Base Asset;

(b)all payments and collections attributable to interest on such Borrowing Base Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and net proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Borrowing Base Asset received by the Borrower; and

(c)amendment fees, late fees, waiver fees or other amounts received in respect of such Borrowing Base Asset.

For the avoidance of doubt, Collections shall not include fees and reimbursements paid to the Servicers pursuant to the applicable Servicing Agreement, origination fees and expense deposits paid by any Underlying Obligor in connection with the origination and closing of any Borrowing Base Asset, any reimbursement for out-of-pocket costs and expenses or any amounts deposited into an escrow reserve pursuant to and in accordance with the related Borrowing Base Asset Documents.

“Commitment Fee Rate”: as defined in the Fee Letters.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with any Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes any Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of any Plan subject to Section 412 or 430 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Concentration Limit”: at all times, mezzanine loans do not in the aggregate exceed 25% of the Borrowing Base.
“Conduit Lender Pledgor”: as defined in the definition of Intermediate Pledgor. “Consolidated Net Income”: with respect to any Person, for any period, the amount of consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Controlled Affiliate”: any Person that, directly or indirectly, is controlled by the Guarantor. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise; provided that the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute “control”.

“Conversion/Continuation Notice”: a Conversion/Continuation Notice substantially in the form of Exhibit L.

“Convertible Debt Securities”: debt securities, the terms of which provide for conversion into Capital Stock, cash by reference to such Capital Stock or a combination thereof.

“CRE Finance Pledgor”: BSPRT CRE Finance, LLC.

“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws”: the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or otherwise available debtor relief laws of the United States, of any State or of any other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulted Asset”: any Borrowing Base Asset (a) that is 30 days or more delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related loan documents or other asset documentation or, with respect to a senior or pari passu co-lender interest or participation in a commercial mortgage loan, the underlying commercial mortgage loan is 30 days or more delinquent in the payment of principal, interest, fees or other amounts payable under the terms of the related loan documents or other asset documentation, (b) for which there is a breach of the applicable representations and warranties set forth on Annex B (except as has been disclosed to the Administrative

Agent in an Exception Report prior to approval of such Borrowing Base Asset pursuant to Section 4.3) that results in a determination by Administrative Agent in its sole and absolute discretion, exercised in good faith, that such breach could reasonably be expected to have a material adverse effect on the market value of a Borrowing Base Asset or the underlying Real Property, (c) to which an Act of Insolvency shall have occurred with respect to the Underlying Obligor, (d) as to which a material non-monetary event of default shall have occurred beyond any applicable notice or cure period under any related Borrowing Base Asset Documents, including, without limitation, with respect to any senior or pari passu co-lender interest or participation in a commercial mortgage loan, any document related to the underlying commercial mortgage loan, or (e) for which the related Borrowing Base Asset Documents have been amended in a manner which does not constitute a Permitted Modification, in each case, without regard to any waivers or modifications of, or amendments to, the related Borrowing Base Asset Documents, other than those that were disclosed in writing to the Administrative Agent prior to the date such Borrowing Base Asset was approved for inclusion in the Borrowing Base or which are otherwise entered into in accordance with this Agreement.

“Defaulting Lender”: subject to Section 2.22(b), any Lender that:

(a)has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due,

(b)has notified Borrower Representative or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c)has failed, within three Business Days after written request by the Administrative Agent or Borrower Representative, to confirm in writing to the Administrative Agent and Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower Representative), or

(d)has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to Borrower Representative and each Lender.

“Deposit Bank”: Wells Fargo Bank, National Association, or any other deposit bank mutually agreed upon between the applicable Borrower and the Administrative Agent.

“Disclosable Event”: as defined in Section 5.13.

“Disposition”:    with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Institution”: on any date, any Person specified on Schedule 1.1(a); provided that “Disqualified Institutions” shall exclude any Person that Borrower Representative has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Early Opt-in Effective Date”: with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower Representative.

“Early Opt-in Election”: the occurrence of:

(1)a determination by the Administrative Agent that at least five currently outstanding Dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

(2)the election by the Administrative Agent to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Borrower Representative.

“EBITDA”: with respect to any Person, for any period, such Person’s Consolidated Net Income, excluding the effects of such Person’s and its Subsidiaries’ interest expense with respect to Indebtedness, taxes, depreciation, amortization, asset write-ups or impairment charges, provisions for loan losses, and changes in mark-to-market value(s) (both gains and losses) of financial instruments and noncash compensation expenses, all determined on a consolidated basis in accordance with GAAP.

“EEA Financial Institution”: any of (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Asset”: any asset that is either (i) a commercial mortgage loan, (ii) a senior or pari passu co-lender interest or participation in a commercial mortgage loan or (iii) a mezzanine loan, provided that the applicable Borrower has provided reasonably satisfactory evidence that any other repurchase, warehouse or similar facility entered into by an Affiliate of such Borrower has preliminarily approved of such mezzanine loan for such facility, and in each case, which satisfies each of the Borrowing Base Conditions.

“Eligible Assignee”: any (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Corporation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (in its name or under management) total assets in excess of $250,000,000, (d) a Lender, any Affiliate of a Lender, or any Approved Fund, and (e) any other Person approved by the Administrative Agent and the Borrowers; provided that no Disqualified Institutions may be considered an Eligible Assignee. For the avoidance of doubt, any Disqualified Institution is subject to Section 9.6(f).

“Environmental Claim”: any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action threatened, instituted, or completed pursuant to any applicable Environmental Law.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or, except in the case of Section 9.5, indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: for any Interest Period as to any Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that, if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided further that, if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the LIBO Rate will be deemed to be zero.

“Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

    Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 7.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exception Report”: as defined in Section 4.3(d).

“Exchange Act”: as defined in the definition of “Change of Control”. “Existing Termination Date”: as defined in Section 2.4(a). “Extending Lender”: as defined in Section 2.4(b).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA”: the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended from time to time.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fee Letters”: the Closing Date Fee Letter, the First Amendment Fee Letter, the Second Amendment Fee Letter the Third Amendment Fee Letter and the Fourth Amendment Fee Letter.

“First Amendment”: First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrowers, the Guarantor, the lenders party thereto and the Administrative Agent.

“First Amendment Effective Date”: the date on which the conditions precedent set forth in Section 2 of the First Amendment shall have been satisfied, which date shall be no later than July 30, 2018.

“First Amendment Fee Letter”: the Fee Letter, dated as of the First Amendment Effective Date, by and among the Borrowers and the Arranger, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charges”: with respect to any Person, for any period, the amount of interest paid in cash with respect to Indebtedness as shown on such Person’s consolidated statement of cash flow in accordance with GAAP as offset by the amount of receipts pursuant to net receive interest rate swap agreements of such Person and its consolidated Subsidiaries during the applicable period.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.

“Fourth Amendment”: Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Effective Date, among the Borrowers, the Guarantor, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date”: the date on which the conditions precedent set forth in Section 2 of the Fourth Amendment shall have been satisfied, which date shall be no later than December 1, 2021.

“Fourth Amendment Fee Letter”: the Fee Letter, dated as of the Fourth Amendment
Effective Date, by and among the Borrowers, the Arranger and the Administrative Agent, as the same may be amended, stated, supplemented or otherwise modified from time to time.

“Fund”: any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to Borrower Representative and the Lenders.

“Funds From Operations”: for any Person for any period, the sum of (a) Consolidated Net Income for such period plus (b) depreciation and amortization expense determined in accordance with GAAP; provided that, there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by such Person, (ii) any gain or loss which is classified as “extraordinary” in accordance with GAAP or (iii) any capital gains and taxes on capital gains.

“GAAP”: generally accepted accounting principles in the United States of America consistently applied as in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by each Borrower and the Guarantor on the Closing Date, substantially in the form of Exhibit A-1, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the maximum stated amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum stated amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower Representative in good faith.

“Guarantor”: as defined in the preamble hereto.

“Hazardous Materials”: any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity or currency futures contracts, options to purchase or sell a commodity or currency, or option, warrant or other right with respect to a commodity or currency futures contract or similar arrangements entered into by the Loan Parties providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedge Recourse Indebtedness”: with respect to any Person, on any date of determination, the amount of obligations in respect of Hedge Agreements for which such Person has recourse liability, equal to the net amount that would be payable (giving effect to netting) at such time if such Hedge Agreements were terminated, exclusive of recourse liability that is limited to obligations relating to customary nonrecourse carve-outs.

“Indebtedness”: with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such unsecured trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person, (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person,
(e)Capital Lease Obligations of such Person, (f) obligations of such Person under repurchase agreements or like arrangements, (g) Indebtedness of others guaranteed by such Person to the extent of such guarantee, and (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person. Notwithstanding the foregoing, neither (i) non-Recourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization nor (ii) Indebtedness owing pursuant to an adjustable-rate mortgage security or any related repurchase agreement, shall be considered Indebtedness for any Person.

“Indemnified Liabilities”: as defined in Section 9.5.

“Indemnitee”: as defined in Section 9.5.

“Independent Director”: an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of any Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has not been at any time in the preceding five years, and will not while serving as Independent Director be, any of the following:

(a)a member, partner, equity holder (but excluding holders of public stock or securities), manager, director, officer or employee of any Borrower, the Guarantor or any of their respective equity holders or Affiliates (other than (i) as an Independent Director of such Borrower or (ii) as an Independent Director of an Affiliate of such Borrower that is not in the direct chain of ownership of such Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that, such Independent Director is employed by a company that routinely provides professional Independent Directors);

(b)a creditor, supplier or service provider (including a provider of professional services) to any Borrower, the Guarantor or any of their respective equity holders or Affiliates (other than through a nationally recognized company that routinely provides professional Independent Directors and other corporate services to the Guarantor, any single purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director of a “special purpose entity” affiliated with any Borrower or the Guarantor shall not be disqualified from serving as an Independent Director if (x) such individual is provided by CT Corporation or (y) the fees that such individual earns from serving as an Independent Director of Affiliates of any Borrower and the Guarantor in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Interest Payment Date”: (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan and (b) as to any Eurodollar Loan, the last day of such Interest Period and the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(a)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b)any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date or such due date, as applicable; and

(c)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Intermediate Pledgor”: each of BSPRT CRE Finance, LLC (the “CRE Finance Pledgor”), a Delaware limited liability company and/or BSPRT CMBS Finance, LLC (formerly BSPRT Finance, LLC) (the “Conduit Lender Pledgor”), a Delaware limited liability company.

“Interpolated Rate”: in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between:

(a)the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of such Loan; and

(b)the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of such Loan,

each as of approximately 11:00 A.M. (London, England time) two Business Days prior to the commencement of such Interest Period of such Loan.

“Investment”: as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount of such investment required to be included on the investor’s consolidated balance sheet in accordance with GAAP.

“Knowledge”: as of any date of determination, the then current actual (as distinguished from imputed or constructive and without duty of further inquiry or investigation) knowledge of (x) solely in the case of any Borrowing Base Asset, any asset manager employed by Benefit Street Partners
L.L.C. that is responsible for the origination, acquisition and/or management of such Borrowing Base Asset and (y) in all other cases, a Responsible Officer of any Borrower or the Guarantor, as applicable. “Known” shall have a correlative meaning.

“Lender”: as defined in the preamble hereto.

“LIBO Rate”: as defined in the definition of “Eurodollar Base Rate”.

“Lien”: any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, hypothec, prior claim, assignment, deposit arrangement, security interest, Uniform Commercial Code financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Loan”: as defined in Section 2.1.

“Loan Documents”: this Agreement, the Security Documents, the Servicing Agreements, the Notes, the Fee Letters and any other letter agreements with respect to fees payable to the Arranger, the Administrative Agent or the Lenders and any agreements in connection with any of the foregoing.

“Loan Parties”: the Borrowers, the Intermediate Pledgors and the Guarantor.

“Loan to Value Ratio”: with respect to any asset on any date of determination, the ratio of (x) the aggregate outstanding debt (which shall include the underlying loan and all debt senior to or pari passu with such loan) secured, directly or indirectly, by the related real property, to (y) the aggregate value of such Real Property as determined by (i) an Appraisal addressed to the applicable Borrower or an Affiliate of such Borrower dated not earlier than 180 days prior to the date such asset becomes a Borrowing Base Asset or (ii) with respect to an asset originated by such Borrower or an Affiliate thereof more than 150 days prior to such date, at the Administrative Agent’s sole option in accordance with Section 5.14, an Appraisal of the Real Property underlying such asset commissioned by the Administrative Agent at the Borrowers’ expense.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, financial condition or operations of the Loan Parties, taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Loan Documents; or (c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Default”: on any date of determination, any of the events specified in
(i)Section 7.1(a), 7.1(c) with respect to a Default in the observance or performance of any agreement contained in Section 5.9, 5.10, 5.11, 6.2, 6.3. 6.4, 6.5, 6.7 or 6.18, 7.1(e), 7.1(f) or 7.1(k), whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied and
(ii)Section 7.1(c) with respect to the failure to comply with the financial condition covenants set forth in Section 6.1 on such date after giving pro forma effect to the Loans, extension of the Existing Termination Date or other action to be taken by the Loan Parties on such date.

“Material Environmental Amount”: an amount or amounts payable with respect to any Real Property directly or indirectly securing any Borrowing Base Asset in the aggregate in excess of
(x) with respect to the Guarantor or any Intermediate Pledgor, $25,000,000, and (y) with respect to any Borrower, $1,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation, damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or used), polychlorinated biphenyls, urea- formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other materials, substances or forces of any kind, whether or not any such material, substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or would reasonably be expected to give rise to liability under any Environmental Law.

“Maximum Facility Availability”: at any date, an amount equal to the lesser of (a) the Total Revolving Credit Commitments on such date and (b) the Borrowing Base on such date.

“Money Laundering Control Act”: the Money Laundering Control Act of 1986, as amended from time to time.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which any Borrower, the Guarantor or any Commonly Controlled Entity has an obligation to contribute.

“Non-Consenting Lender”: as defined in Section 2.20(b). “Non-Excluded Taxes”: as defined in Section 2.16(a).
“Non-Recourse Indebtedness”: any Indebtedness other than Recourse Indebtedness. “Non-U.S. Lender”: as defined in Section 2.16(e).
“Non-U.S. Participant”: as defined in Section 2.16(e). “Note”: any promissory note evidencing any Loan. “NYFRB”: the Federal Reserve Bank of New York.
“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender) in each case that are required to be paid by the Borrowers pursuant hereto or otherwise.

“OFAC”: Office of Foreign Assets Control of the United States Department of the
Treasury.

“Operating Partnership”: Benefit Street Realty Operating Partnership, L.P.

“Other Connection Taxes”: with respect to any Recipient, any Taxes that are (i) imposed on a Recipient by a jurisdiction as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having
(x) executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest in, enforced, or engaged in any other transaction pursuant to any Loan Document, or (y) sold or assigned an interest in any Loan or Loan Document) and (ii) imposed with respect to an assignment, grant of participation, designation of a new office for receiving payments by or on account of any Borrower, or other transfer of an interest in any Loan or Loan Document.

“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration of, enforcement of, receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document, except any Other Connection Taxes imposed with respect to an assignment or grant of a participation (other than an assignment made pursuant to Section 2.20 or a participation made pursuant to clause (A) of Section 9.6(d)).

“Participant”: as defined in Section 9.6(d).

“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to Borrower Representative and the Lenders.

“Payment Time”: with respect to payments to be made by Borrower hereunder,
(i) 4:00 P.M. (New York City time) on the due date thereof to the extent that Barclays Bank PLC is the sole Lender hereunder, or (ii) 2:00 P.M. (New York City time) on the due date thereof to the extent that one or more Lenders are not Barclays Bank PLC or an Affiliate thereof.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Modification”: a consent, amendment, supplement, waiver, release or other modification, subject to compliance with the Guarantor’s or its Subsidiaries’ standards for similarly situated loans, participations and other loan interests, which consent, amendment, supplement, waiver, release or other modification (i) does not increase the loan amount or commitment of the applicable Borrower to the Underlying Obligor, decrease the interest rate, postpone the maturity date, release any material collateral or any underlying guarantor or waive any financial covenants or (ii) result in such Borrowing Base Asset ceasing to be an Eligible Asset, unless, in the case of either (i) or (ii), such consent, amendment, supplement, waiver, release or other modification is (x) previously approved by the Administrative Agent for such Borrowing Base Asset in its reasonable discretion, (y) required by law or
(z)constitutes action that such Borrower is required to take pursuant to the terms of the relevant Borrowing Base Asset Documents.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan, other than a Multiemployer Plan, that is covered by Title IV or Section 412 of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA and with respect to which the Borrower or the Guarantor could reasonably be expected to have liability (contingent or otherwise).

“Platform”: any of DebtDomain, WatchDox, IntraLinks, SyndTrak or a substantially similar electronic transmission system

“Pledge Agreement”: collectively (i) the Pledge Agreement, dated as of September 19, 2017, made by BSPRT Finance, LLC (n/k/a BSPRT CMBS Finance, LLC) in favor of the Administrative Agent for the benefit of the Lenders and (ii) the Pledge Agreement, dated as of September 13, 2019, made by BSPRT CRE Finance, LLC in favor of the Administrative Agent for the benefit of the Lenders, as applicable, each substantially in the form of Exhibit A-2, as amended, restated, supplemented or otherwise modified in writing from time to time.

“Pledged Stock”: as defined in the Pledge Agreement.

“Prepayment Notice”: a notice of prepayment of Loans pursuant to Section 2.5(a), substantially in the form of Exhibit M.

“Prime Rate”: as defined in the definition of “Base Rate”.

“Principal Financial Officer”: the chief financial officer, any director (or equivalent) or officer from time to time of the Guarantor with actual knowledge of the financial affairs of the Guarantor and its Subsidiaries.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Proposed Borrowing Base Asset”: as defined in Section 4.3(a).

“Real Property”: with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements and fixtures, including ground leases.

“Recipient”: the Administrative Agent or any Lender.

“Recourse Indebtedness”: with respect to any Person, on any date of determination, the amount of Indebtedness for which such Person has recourse liability (such as through a guarantee agreement), exclusive of any such Indebtedness for which such recourse liability is limited to obligations relating to or under agreements containing customary nonrecourse carve-outs.

“Register”: as defined in Section 9.6(c).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“REIT Status”: with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Section 857 et seq. of the Code, including a deduction for dividends paid.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 51% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The Total Revolving Extensions of Credit of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirements of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any treaty, federal, state, county, municipal and other governmental statutes, laws, orders, rules, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or determination of an arbitrator or a court, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the president, chief executive officer, managing director or chief financial officer of the Guarantor.

“Restricted Payment”: any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or on account of any option, warrant or other right to acquire any such dividend or other distribution or payment. Notwithstanding the foregoing, the conversion of (including any cash payment upon the conversion of), payment of any principal or premium on, or payment of any interest with respect to, any Convertible Debt Securities shall not constitute a Restricted Payment.

“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Annex A, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments as of the Fourth Amendment Effective Date is $250,000,000.

“Revolving Credit Commitment Period”: the period from and including the Closing Date to the Revolving Credit Termination Date.

“Revolving Credit Percentage”: as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”: September 20, 2023, as such date may be extended pursuant to Section 2.4.

“Revolving Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of the aggregate principal amount of all Loans made by such Lender then outstanding.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Second Amendment”: Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrowers, the Guarantor, the lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date”: the date on which the conditions precedent set forth in Section 2 of the Second Amendment shall have been satisfied, which date shall be no later than September 13, 2019.

“Second Amendment Fee Letter”: the Fee Letter, dated as of the Second Amendment Effective Date, by and among the Borrowers, the Arranger and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the Guarantee and Collateral Agreement, the Pledge Agreement, the Collection Account Control Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Servicers”: Wells Fargo Bank, National Association, Situs Asset Management LLC or any other servicer mutually agreed upon between Borrower Representative and the Administrative Agent.

“Servicing Agreement Joinders”: the Situs Servicing Agreement Joinder and the Wells Servicing Agreement Joinder.

“Servicing Agreements”:    the Situs Servicing Agreement and the Wells Servicing
Agreement.

“Shareholder’s Equity”: with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet of such Person pursuant to GAAP.

“Situs Servicing Agreement”: the Servicing Agreement, dated as of January 31, 2017, by and between Benefit Street Partners, LLC and Situs Asset Management LLC (as such agreement relates to Additional Owner Assets (as defined in the Situs Servicing Agreement Joinder) only, to which Borrower Representative is a party pursuant to the Situs Servicing Agreement Joinder, as amended, restated, supplemented or otherwise modified from time to time.

“Situs Servicing Agreement Joinder”: the Joinder to Servicing Agreement, dated as of the Closing Date, by and between Borrower Representative and Situs Asset Management LLC, substantially in the form of Exhibit D-1, relating to the Situs Servicing Agreement.

“SOFR”: a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Special Purpose Entity”: with respect to any Person, such Person’s organizational documents provide that such Person shall (i) not engage in any business, other than the origination, acquisition, ownership, hedging, administering, financing, servicing, management, enforcement and disposition of the Collateral, any Borrowing Base Asset and any Proposed Borrowing Base Asset, all in accordance with the applicable provisions of the Loan Documents and applicable Borrower’s organizational documents, (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than
(A)obligations under the Loan Documents, and (B) unsecured trade payables in the ordinary course of its business which are no more than 90 days past due, and (C) as otherwise expressly permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Borrowing Base Assets or Proposed Borrowing Base Assets, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from and solely to the extent of its own assets, provided that the foregoing shall not require any member, partner or shareholder of such Person to make any additional capital contributions to such Person, (v) comply with the special purpose provisions of its certificate of formation and limited liability company agreement, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive the “Special Purpose Provisions” of its Limited Liability Company Agreement (as defined therein) in a manner so as to modify or limit its obligations in accordance with this definition, without prior written consent of the Required Lenders, (vii) maintain all of its books, records, balance sheet and bank accounts separate from those of its Affiliates, (viii) be, and at all times owns itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any Known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, provided that the foregoing shall not require any member, partner or shareholder of such Person to make any additional capital contributions to such Person, (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part, (xi) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, (xii) not hold itself out to be responsible for the debts or obligations of any other Person, (xiii) not, without the prior written consent of its Independent Director, take any Act of Insolvency, (xiv)(A) have at all times at least one Independent Director whose vote is required to take any Act of Insolvency, and (B) provide the Administrative Agent with up-to-date contact information for such Independent Director and a copy of the agreement pursuant to which such Independent Director consents to and serves as an “Independent Director” for such Person, (xv) ensure that the organizational documents for such Person provide that, for so long as any all Obligations remain outstanding, (A) that the Administrative Agent be given at least five Business Days’ prior notice of the removal and/or replacement of such Independent Director, together with the name and contact information of the replacement Independent Director and evidence of the replacement’s satisfaction of the definition of Independent Director, (B) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, such Independent Director shall consider only the interests of such Person, including its respective creditors, in acting or otherwise voting on the Act of Insolvency, and
(C) that, except for duties to such Person as set forth in the immediately preceding clause (including duties to the holders of the Capital Stock in such Person or such Person’s respective creditors solely to the extent of their respective economic interests in such Person, but excluding (1) all other interests of the holders of the Capital Stock in such Person, (2) the interests of other Affiliates of such Person, and
(3)the interests of any group of Affiliates of which such Person is a part), the Independent Director shall not have any fiduciary duties to the holders of the Capital Stock in such Person, any officer or any other Person bound by the organizational documents of such Person; provided that, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (xvi) not enter into any transaction with an Affiliate of such Person except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xvii) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate, (xviii) not pledge its assets to secure the obligations of any other Person, (xix) not form, acquire or hold any Subsidiary or own any Capital Stock in any other entity, in each case, other than such Person, and
(xx) have one natural person (who may be the Independent Director) that is not an economic member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a special member of the company simultaneously with the resignation or dissolution of the last remaining member of the company such that the company is continued without dissolution.

“Specially Designated Nationals List”: the Specially Designated Nationals and Blocked Persons List maintained by OFAC and available at http://www.ustreas.gov/offices/ enforcement/ofac/sdn/, or as otherwise published from time to time.

“State”: any state, commonwealth or territory of the United States of America, in which the subject of such reference or any part thereof is located.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor.

“Tangible Net Worth”: with respect to any Person, on any date of determination, all amounts which would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person pursuant to GAAP, minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Tax”: any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions with respect to any of the foregoing) with respect to the foregoing.

“Term SOFR”: for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date Extension Request”: a written request by Borrower Representative, in form and substance reasonably satisfactory to the Administrative Agent, for the extension of the applicable Revolving Credit Termination Date pursuant to Section 2.4.

“Third Amendment”: Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, among the Borrowers, the Guarantor, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date”: the date on which the conditions precedent set forth in Section 2 of the Third Amendment shall have been satisfied, which date shall be no later than September 8, 2021.

“Third Amendment Fee Letter”: the Fee Letter, dated as of the Third Amendment Effective Date, by and among the Borrowers, the Arranger and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Total Indebtedness”: with respect to any Person, on any date of determination, all Indebtedness of such Person (other than contingent liabilities not reflected on such Person’s consolidated balance sheet), plus the proportionate share of all Indebtedness (other than contingent liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Affiliates of such Person, on or as of such date of determination.

“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Transferee”: as defined in Section 9.14.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underlying Obligor”: the borrower under a Borrowing Base Asset.

“USA PATRIOT Act”: the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time.

“Wells Servicing Agreement”: the Servicing Agreement, dated as of February 21, 2017, by and between Benefit Street Partners CRE Finance, LLC and Wells Fargo Bank, National Association (as such agreement relates to Additional Owner Assets (as defined in the Wells Servicing Agreement Joinder) only, to which BSPRT Finance Sub-Lender is a party pursuant to the Wells Servicing Agreement Joinder, as amended, restated, supplemented or otherwise modified from time to time.

“Wells Servicing Agreement Joinder”: the Joinder to Servicing Agreement, dated as of the Closing Date, by and between BSPRT Finance Sub-Lender and Wells Fargo Bank, National Association, substantially in the form of Exhibit D-2, relating to the Wells Servicing Agreement.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Guarantor and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)All calculations of financial ratios set forth in Section 6.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

SECTION 2    AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENT

2.1Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the “Loans”) to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for such Lender which does not exceed the amount of such Lender’s Revolving Credit Commitment; provided that, the Total Revolving Extensions of Credit shall at no time exceed the Maximum Facility Availability at such time. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by Borrower Representative and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9; provided that, no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

(b)    The Borrowers shall repay all outstanding Loans on the Revolving Credit Termination Date.

2.2Procedure for Revolving Credit Borrowing. The Borrowers may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period; provided that, Borrower Representative shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be (x) received by the Administrative Agent (i) prior to 2:00 P.M. (New York City time) two Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) prior to 10:00 A.M. (New York City time) on the requested Borrowing Date, in the case of Base Rate Loans and (y) accompanied by a pro forma Borrowing Base Certificate). Each borrowing of Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less, such lesser amount). Upon receipt of any such Borrowing Notice from Borrower Representative, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make its Revolving Credit Percentage of the amount of each borrowing of Loans available to the Administrative Agent for the account of the applicable Borrower indicated on the applicable Borrowing Notice at the Funding Office prior to 11:30 A.M. (New York City time) on the Borrowing Date requested by Borrower Representative in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

2.3Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Loan of such Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 7.1). The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof, in each case, at the rates per annum, and on the dates, set forth in Section 2.11.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 9.6(c), and a subaccount therein for each Lender, in which shall be recorded
(i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(d)The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall, to the extent permitted by applicable law and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of such Borrower to repay (with applicable interest) the Loans made to the Borrowers in accordance with the terms of this Agreement.

(e)Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrowers will promptly execute and deliver to such Lender a Note evidencing any Loans of such Lender, substantially in the form of Exhibit F, with appropriate insertions as to date and principal amount; provided that, delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of Loans, if any, on the Closing Date.

2.4Extension of Revolving Credit Termination Date. (a) During the period commencing not more than 180 days prior to, and ending not less than 90 days prior to the Revolving Credit Termination Date then in effect (the “Existing Termination Date”) the Borrowers shall have the option, by delivery of a Termination Date Extension Request by Borrower Representative to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders), to extend the Existing Termination Date with respect to all, or any portion of, the Revolving Credit Commitments, for an additional one-year period in accordance with this Section 2.4; provided that, (i) no Event of Default or Material Default shall have occurred and be continuing at the time a Termination Date Extension Request is delivered to the Lenders or at the time of the applicable extension, (ii) except as to interest, fees and final maturity (which shall be subject to the requirements of this Section 2.4, be determined by Borrower Representative and set forth in the Termination Date Extension Request), the Revolving Credit Commitments and Loans extended pursuant to a Termination Date Extension Request shall have the same terms as the original Revolving Credit Commitments and Loans subject to such Termination Date Extension Request, (iii) Borrower Representative may not submit more than one Termination Date Extension Request and (iv) the Revolving Credit Termination Date, as extended, shall not be later than the September 20, 2024 of the Closing Date.

(b)The Termination Date Extension Request shall specify (i) the date to which the Existing Termination Date is to be extended, (ii) the portion of the Revolving Credit Commitments to be extended, (iii) the changes, if any, to the Applicable Margin to be applied in determining the interest payable on the Loans of, and the fees payable hereunder to, Extending Lenders (as defined below) in respect of that portion of their Revolving Credit Commitments and Loans extended to such new Revolving Credit Termination Date and (iv) any other amendments or modifications to this Agreement to be effected in connection with the Termination Date Extension Request; provided that, no such changes or modifications requiring approvals pursuant to the provisos in Section 9.1 shall become effective prior to the then Existing Termination Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender holding Revolving Credit Commitments subject to the Termination Date Extension Request being referred to herein as an “Extending Lender”). If the Borrowers elect to extend only a portion of the then existing Revolving Credit Commitment, each Lender will be deemed for purposes hereof to be an Extending Lender solely in respect of such extended portion, and the aggregate principal amount of each Type of Loans of such Lender shall be allocated ratably among the extended and non-extended portions of the Loans of such Lender based on the aggregate principal amount of such Loans so extended and not extended. Subject to Section 2.4(e), on the date specified in the Termination Date Extension Request as the effective date thereof, (i) the Existing Termination Date of the applicable Revolving Credit Commitments and Loans shall, as to the Extending Lenders, be extended to such date as shall be specified therein and (ii) such other modifications and amendments hereto specified in the Termination Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) shall become effective.

(c)[Intentionally omitted].

(d)If a Termination Date Extension Request has become effective hereunder:

(i)not later than the fifth Business Day prior to the Existing Termination Date, the Borrowers shall make prepayments of Loans such that, after giving effect to such prepayments, the Total Revolving Extensions of Credit as of such date will not exceed the aggregate Revolving Credit Commitments of the Extending Lenders extended pursuant to this

Section 2.4 (and the Borrowers shall not be permitted thereafter to request any Loan if, after giving effect thereto, the Total Revolving Extensions of Credit of all Lenders would exceed the aggregate amount of the Revolving Credit Commitments so extended); and

(ii)on the Existing Termination Date, if the Borrowers have elected to extend only a portion of the then-existing Revolving Credit Commitment and Loans, the non- extended portion of the Revolving Credit Commitments shall terminate, and the Borrowers shall repay the non-extended portion of such Loans, together with accrued and unpaid interest and all fees and other amounts owing to the applicable Lender hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 4.2, such repayments may be funded with the proceeds of new Loans made simultaneously with such repayments by the Extending Lenders, which Loans shall be made ratably by the Extending Lenders in accordance with their Extended Revolving Credit Commitments.

(e)The Termination Date Extension Request shall become effective hereunder, on the effective date of such extension, upon the satisfaction of the following conditions:

(i)on the Existing Termination Date, the Administrative Agent shall have received an officer’s certificate from a Responsible Officer of Borrower Representative certifying that:

(x)each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of date; provided that, (A) to the extent that any such representation and warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date and (B) to the extent that any such representation and warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, they shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates; and

(y)no Event of Default or Material Default has occurred and is continuing on such date or after giving effect to the requested extension; and

(ii)the Administrative Agent shall have received, for the ratable account of each Extending Lender, an extension fee in the amount of 0.25% of the Revolving Credit Commitments and Loans so extended.

(f)Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Termination Date in accordance with the express terms of this Section 2.4, or any amendment or modification of the terms and conditions of the Revolving Credit Commitments and Loans of the Extending Lenders effected pursuant thereto, shall be deemed to violate
(i)the last sentence of Section 2.6 or Section 2.14 or 9.7 or any other provision of this Agreement requiring the ratable reduction of Revolving Credit Commitments or the ratable sharing of payments or
(ii)require the consent of all Lenders or all affected Lenders under Section 9.1.

(g)The Borrowers, the Administrative Agent and the Extending Lenders may enter into an amendment to this Agreement to effect such modifications as may be reasonably necessary to reflect the terms of the Termination Date Extension Request that has become effective in accordance with the provisions of this Section 2.4. In connection with such amendment, the Borrowers shall, if reasonably requested by the Administrative Agent, deliver a customary opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such amendment, this Agreement as amended thereby and such other Loan Documents (if any) as may be amended thereby.

2.5Commitment Fees, etc. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the applicable Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof. If there is any change in the Commitment Fee Rate during any quarter, the actual daily amount of the commitment fee shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

(b) The Borrowers jointly and severally agree to pay to the Administrative Agent and the Arranger the fees in the amounts and on the dates set forth in the Fee Letters and otherwise from time to time agreed to in writing by the Borrowers, the Administrative Agent and the Lenders.

2.6Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that, no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Maximum Facility Availability. Any such reduction (excluding any termination of a portion of the Revolving Credit Commitments pursuant to Section 2.4) shall be in an amount equal to $1,000,000, or a whole multiple thereof (or, if the aggregate Revolving Credit Commitments are less, such lesser amount), and shall reduce permanently the Revolving Credit Commitments then in effect.

2.7Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon delivery of an irrevocable Prepayment Notice delivered to the Administrative Agent no later than 2:00 P.M. (New York City time) three Business Days prior thereto in the case of Eurodollar Loans and no later than 10:00 A.M. (New York City time) on the day thereto in the case of Base Rate Loans, which Prepayment Notice shall specify the date and amount of such prepayment and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of a Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If a Prepayment Notice is given, the amount specified in such Prepayment Notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than after any principal prepayment with respect to a Borrowing Base Asset made by the relevant Underlying Obligor which, immediately after giving effect to such prepayment, does not result in the Borrower being required to make a mandatory prepayment in accordance with Section 2.8) shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 thereof (or, if the aggregate outstanding principal amount of the Loans are less, such lesser amount).

2.8Mandatory Prepayments. If at any date the Total Revolving Extensions of Credit exceed the Maximum Facility Availability calculated as of such date (including, for the avoidance of doubt, if the Borrowing Base decreases due to a Borrowing Base Asset ceasing to qualify as an Eligible Asset), the Borrowers shall prepay the Loans within two Business Days of such date in an aggregate amount equal to or greater than such excess so that the Total Revolving Extensions of Credit no longer exceed the Maximum Facility Availability as of such date.

2.9Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election with delivery of a Conversion/Continuation Notice no later than 12:00 Noon (New York City time) two Business Days in advance thereof; provided that, any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon (New York City time) two Business Days in advance thereof (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Revolving Credit Termination Date (as in effect from time to time). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.

(b) The Borrowers may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent no later than 12:00 Noon (New York City time) two Business Days in advance thereof; provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Revolving Credit Termination Date; and provided further that if Borrower Representative shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.

2.10Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the aggregate Eurodollar Loans then outstanding are less, such lesser amount).

2.11Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin.

(c)(i) At any time an Event of Default has occurred and is continuing, all outstanding Loans (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2% per annum, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand during the applicability of Section 2.11(c). The Administrative Agent shall use commercially reasonable efforts to deliver an invoice 5 Business Days prior to each Interest Payment Date; provided that, the Administrative Agent’s failure to deliver an invoice pursuant to this Section 2.11(d) shall not relieve, excuse or waive any of the Borrowers’ payment or other obligation under the Loan Documents.

2.12Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify Borrower Representative and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify Borrower Representative and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of Borrower Representative, deliver to Borrower Representative a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a) or (b).

2.13Inability to Determine Interest Rate. If prior to the first day of any Interest
Period:

(a)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; provided, that the Administrative Agent has made a similar determination, where permitted, under each other comparable credit facility where the Administrative Agent is the administrative agent (or a capacity similar thereto), or

(b)the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period; provided, that such Lenders shall have taken similar action, where permitted, under each other comparable credit facility where such Lender is a lender, the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower Representative and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans unless such notice has been withdrawn. Until such notice has been withdrawn by the Administrative Agent, no further

Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

2.14Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Revolving Credit Commitments of the Lenders, shall be made pro rata according to the Revolving Credit Percentages of the Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b)Each payment (including each prepayment) by the Borrowers on account of principal of the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(c)The application of any payment of Loans (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each payment of the Loans (except in the case of Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(d)All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to the Payment Time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrowers after the Payment Time on any Business Day shall be deemed to have been made on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be deemed made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing of Loans that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrowers.

(f)Unless the Administrative Agent shall have been notified in writing by Borrower Representative prior to the date of any payment of Loans due to be made by the Borrowers hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

(g)Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.

2.15Requirements of Law. (a) If any Change in Law:

(i)shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it (except for Non-Excluded Taxes imposed on amounts payable by the Borrowers under this Agreement, taxes expressly excluded under the provisions of Section 2.16 in defining “Non-Excluded Taxes” or Other Taxes covered by Section 2.16);

(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender, in its commercially reasonable judgment, deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided, however, that with respect to the foregoing, such Lender has made such determination and imposed such increase upon all of its similarly situated borrowers under similar credit facilities. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15, it shall promptly notify Borrower Representative (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Borrower Representative of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in

Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(c)If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under to a level below that which such Lender or such corporation could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender, in its commercially reasonable judgment, to be material, then from time to time, after submission by such Lender to Borrower Representative (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided, however, that with respect to the foregoing, such Lender has made such determination and imposed such increase upon all of its similarly situated borrowers under similar credit facilities.

(d)A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender to Borrower Representative (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable Law. If any applicable Law (as determined in good faith by an applicable withholding agent) requires the deduction or withholding of any Tax, excluding, however, (i) net income Taxes (however denominated), branch profit Taxes, and franchise Taxes (A) imposed on any Recipient by the United States, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) that are Other Connection Taxes; (ii) Taxes that are attributable to such Recipient’s failure to comply with the requirements of paragraph (e) or (h) of this Section 2.16; (iii) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to such Lender pursuant to a law in effect on the date on which such Lender (A) becomes a party to this Agreement (other than pursuant to an assignment request under Section 2.19), or (B) designates a new lending office, except, in each case, to the extent that pursuant to this Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before the time of assignment or to such Lender immediately before it changed its lending office; or (iv) any U.S. federal withholding Taxes imposed under FATCA (Taxes not so excluded, and imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document, “Non-Excluded Taxes”), then, in the case of any Non- Excluded Taxes or any Other Taxes, the amounts so payable to the Recipient shall be increased to the extent necessary to yield to the Recipient (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b)In addition, without duplication of other amounts payable by the Borrowers or Loan Party pursuant to Section 2.16(a), the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)The Borrowers shall indemnify each Lender or the Administrative Agent, as the case may be, within ten days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16(c)) payable or paid by the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter Borrower Representative shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by Borrower Representative showing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any Taxes that may become payable by the Administrative Agent or any Lender as a result of any such failure, except to the extent that any such amounts are compensated for by an increased payment under Section 2.18(a). The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)Each Lender shall deliver documentation and information to Borrower Representative and the Administrative Agent, at the times and in form required by applicable law or reasonably requested by Borrower Representative or the Administrative Agent, sufficient to permit Borrower Representative or the Administrative Agent to determine whether or not payments made with respect to this Agreement or any other Loan Documents are subject to taxes, and, if applicable, the required rate of withholding or deduction. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Borrower Representative and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so. In addition, any Recipient, if reasonably requested by Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower Representative or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Except for the items expressly referenced in clause (i) below, a Lender shall not be required to deliver any documentation or information pursuant to this paragraph that such Lender is not legally able to deliver. Without limiting the generality of the foregoing,

(i)Any Lender (or Transferee) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower Representative and the Administrative Agent Internal Revenue Service Form W-9 (or successor form) on or prior to the date it becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrower Representative or the Administrative Agent) establishing that such Lender is not subject to U.S. backup withholding or such Lender shall otherwise establish an exemption from
U.S. backup withholding, and provide a new U.S. Internal Revenue Service Form W-9.

(ii)Each Lender (or Transferee) that in not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to Borrower

Representative and the Administrative Agent (or, in the case of a Participant that would be Non-
U.S. Lender if it were a Lender (each, a “Non-U.S. Participant”), to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI, Form W-8IMY (together with all required supporting documentation), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit G-1, G-2, G-3 or G-4, as applicable, and a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Non-U.S. Participant, on or before the date such Non-U.S. Participant purchases the related participation) (and from time to time thereafter upon the reasonable request of Borrower Representative or the Administrative Agent). Each Non-U.S. Lender shall promptly notify Borrower Representative (or, in the case of a Non-U.S. Participant, the Lender from which the related participation shall have been purchased) at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower Representative (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(f)For the avoidance of doubt, if a Lender is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.

(g)The Administrative Agent shall deliver to Borrower Representative a duly executed U.S. branch withholding certificate on U.S. Internal Revenue Service Form W-8IMY evidencing its agreement to be treated as a United States person with respect to payments made by the Borrowers under this Agreement on or prior to the Closing Date, and thereafter when such documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of Borrower Representative. Notwithstanding anything to the contrary in this Section 2.16, the Administrative Agent shall not be required to provide any documentation that the Administrative Agent is not legally eligible to deliver.

(h)If a payment made to a Lender under any Loan Document would be subject to
U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)If the Administrative Agent or a Lender determines in its discretion exercised in good faith that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 2.16 with respect to the Non- Excluded Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, Borrowers, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to Borrowers that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender within three Business Days after receipt of written notice that the Administrative Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to Borrowers the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Non-Excluded Taxes giving rise to such refund had not been deducted, withheld or otherwise imposed and additional amounts with respect to such Non-Excluded Taxes had never been paid.

(j)Nothing in this Section 2.16 shall require the Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

2.17Indemnity. The Borrowers jointly and severally agree to indemnify each Lender for, and to hold each Lender harmless from, any actual out-of-pocket loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to Borrower Representative by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall, upon notice to Borrower Representative, be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law; provided, however, that with respect to the foregoing, such Lender has made such determination and imposed such conversion upon all of its similarly situated borrowers under similar credit facilities. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17.

2.19Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.16 or 2.18 with respect to such Lender, it will, if requested by Borrower Representative, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided further that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.15, 2.16(a) or 2.18.

2.20Replacement of Lenders under Certain Circumstances. (a) The Borrowers shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.15 or 2.16 or gives a notice of illegality pursuant to Section 2.18, (ii) is a Defaulting Lender or
(iii)is a Non-Consenting Lender with a replacement financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) prior to any such replacement, such Lender shall not have taken action under Section 2.19 which has eliminated the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16 or which has eliminated the illegality referred to in such notice of illegality given pursuant to Section 2.18, (D) the replacement financial institution shall purchase, at par (or such other amount agreed upon by the replacement financial institution and the replaced Lender), all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (E) the Borrowers shall be liable to such replaced Lender under Section 2.17 (as though Section 2.17 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (F) the replacement financial institution, if not already a Lender, shall be an Eligible Assignee and be reasonably satisfactory to the Administrative Agent, (G) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that, if applicable, the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (H) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) In the event that (i) Borrower Representative or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment requires the agreement of the Required Lenders, all Lenders or all affected Lenders in accordance with the terms of Section 9.1 and
(iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

2.21[Intentionally Omitted].

2.22Defaulting Lender.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.1 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as Borrower Representative may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Borrower Representative, to be held in a deposit account and released in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Revolving Credit Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)Defaulting Lender Cure. If Borrower Representative and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Revolving Credit Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting

Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.23Borrower Representative. Borrower Representative hereby (i) is designated and appointed by each Borrower as its representative and agent on its behalf and (ii) accepts such appointment as the representative and agent of the Borrowers, in each case, for the purposes of issuing Borrowing Notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants, but without relieving any other Borrower of its joint and several obligations to pay and perform the Obligations) on behalf of any Borrower or the Borrowers under the Loan Documents. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

2.24Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)Replacing LIBO Rate. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the administrator of LIBO Rate (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6- month and 12-month LIBO Rate tenor settings. On the earlier of (i) the date that all Available Tenors of LIBO Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and
(ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower Representative without any amendment to this Agreement or any other Loan Document, or further action or consent of the Borrowers. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower Representative may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower Representative’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate

Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(c)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.24.

(e)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

SECTION 3    REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Borrower and the Guarantor hereby jointly and severally represent and warrant, on behalf of the other Loan Parties, to the Administrative Agent and each Lender that:

3.1Financial Condition.

(a)The unaudited consolidated balance sheet of the Guarantor as at June 30, 2017, and the related consolidated statements of income and retained earnings and of cash flows for the fiscal quarter ended on such date, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP (to the extent applicable) the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal quarter then ended.

(b)The audited consolidated balance sheet of the Guarantor as at December 31, 2016, and the related consolidated statement of income and retained earnings and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG LLP, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP (to the extent applicable) the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended.

(c)All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved, subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes. The Loan Parties do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2016 to and including the date hereof there has been no Disposition by the Guarantor and its Subsidiaries of any material part of its business or Property.

3.2No Change. Since December 31, 2016 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect, which has not been disclosed by Borrower Representative in accordance with Section 5.7(f) and waived in writing by the Administrative Agent and the Required Lenders.

3.3Corporate Existence; Compliance with Law; Special Purpose Entity. (a) Each of the Loan Parties (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right and all requisite governmental licenses, authorizations, consents and approvals to own and operate its Property and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other organization and in good standing (to the extent such concept exists in such jurisdiction) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except in the case of clauses (ii) (with respect to requisite governmental licenses, authorizations, consents and approvals only), (iii) and (iv) to the extent that the failure to so qualify or comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Each Borrower complies with the definition of Special Purpose Entity.

3.4Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect. Each Loan Document has been or will be duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to any Loan Party would reasonably be expected to have a Material Adverse Effect.

3.6No Material Litigation. Except as otherwise disclosed to the Administrative Agent prior to the Closing Date or after the Closing Date pursuant to Section 5.7(c) and waived in writing by the Administrative Agent and the Required Lenders, no litigation, investigation of which any Borrower or the Guarantor has Knowledge or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of any Borrower or the Guarantor, threatened in writing by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

3.7No Default. None of the Loan Parties is in default under or with respect to any of its Contractual Obligations (other than those governing Indebtedness of any Loan Party) in any respect, that could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing which has not been disclosed a Borrower in accordance with Section 5.7(a) and waived in writing by the Administrative Agent and the Required Lenders.

3.8[Intentionally Omitted].

3.9Taxes. Each of the Loan Parties has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party; and no tax Lien has been filed (other than with respect to any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, as the case may be), and, to the Knowledge of the Borrowers and the Guarantor, no claim is being asserted against any Loan Party, with respect to any such tax, fee or other charge.

3.10Federal Regulations.    No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

3.11Labor Matters. Except as otherwise disclosed by Borrower Representative pursuant to Section 5.7(f) and waived in writing by the Administrative Agent and the Required Lenders, there are no strikes or other labor disputes against any Loan Party pending or, to the Knowledge of the Borrowers, threatened that (individually or in the aggregate) in either case would reasonably be expected to have a Material Adverse Effect.

3.12ERISA. Neither a Reportable Event nor a failure to meet the minimum funding standards and benefit limitations of Section 412, 430 or 436 of the Code with respect to any Plan (whether or not waived) has occurred. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect. No termination of a Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during the previous five years. Neither any Borrower, the Guarantor nor any Commonly

Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect, and neither any Borrower nor the Guarantor would become subject to any material liability under ERISA if such Borrower, the Guarantor or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as would not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or, to the Knowledge of any Borrower, Insolvent.

3.13Investment Company Act; Other Regulations. No Loan Party is required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.14[Intentionally Omitted].

3.15Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers and their Affiliates (a) to originate loans or other Eligible Assets pursuant to Borrowers’ investment guidelines and (b) for operating expenses and general corporate purposes of the Borrowers and their Affiliates (including, without limitation, Restricted Payments to the Intermediate Pledgors and the Guarantor permitted by Section 6.6).

3.16Environmental Matters. Except with respect to any matters that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Loan Party has (i) failed to comply with any Environmental Law, (ii) failed to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (iii) become subject to any Environmental Liability that remains outstanding, (iv) received written notice of any claim with respect to any Environmental Liability that remains outstanding or (v) gained Knowledge of any basis for any Environmental Liability that remains outstanding.

3.17Accuracy of Information, etc. None of the information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party (other than financial estimates, forecasts and other forward-looking information, pro forma financial information and information of a general economic or industry-specific nature) to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such information and data (taken as a whole), in light of the circumstances under which it was delivered, not materially misleading, provided that, any such information and data with respect to Borrowing Base Assets or Proposed Borrowing Base Assets only, shall be subject to the Knowledge of the Borrowers. With respect to any projections (including the projections delivered on the Closing Date), financial estimates, forecasts and other forward-looking information or any pro forma financial information, the Borrowers represent that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

3.18Security Documents. Each Security Document is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Pledge Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the other Security Documents, when financing statements in appropriate form are filed in the offices specified on

Schedule 3.18 (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings as are specified in the Security Documents have been completed (all of which filings have been duly completed), the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.3).

3.19Representations and Warranties Regarding Borrowing Base Assets. Each Borrowing Base Asset is an Eligible Asset and conforms to the applicable representations and warranties set forth in Annex B attached hereto, except as has been disclosed to the Administrative Agent in an Exception Report prior to approval of such Borrowing Base Asset pursuant to Section 4.3 and otherwise from time to time. Each Borrowing Base Asset has been originated directly by a Borrower or an Affiliate of such Borrower.

3.20Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

3.21REIT Status; Guarantor Tax Status. The Guarantor has been organized and operated in a manner that has allowed it to qualify for REIT Status commencing with its taxable year ending December 31, 2013. Each of the Intermediate Pledgors and each Borrower is treated as a qualified REIT subsidiary, as defined in Section 856(i)(2) of the Code, and is not an association taxable as a corporation under the Code.

3.22Insurance. The Loan Parties are insured with financially sound and reputable insurance companies (as determined in the good faith judgment of the applicable Loan Party) which are not Affiliates of the Guarantor, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar assets (as determined in the good faith judgment of the applicable Loan Party), except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

3.23Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws.
(a)Neither any Borrower, nor any other Loan Party or Controlled Affiliate, has, directly or indirectly,
(i)engaged in business dealings with any party listed on, or any party owned or controlled by any party on the Specially Designated Nationals List or other similar lists maintained by OFAC, or in any related Executive Order issued by the President, (ii) conducted business dealings with a party, or in any country or territory, subject to sanctions administered by OFAC or (iii) derived income from business dealings with a party subject to sanctions administered by OFAC.

(b)Neither any Borrower nor any other Loan Party or Controlled Affiliate has derived or used any of its assets in violation of the anti-money laundering or anti-terrorism laws or regulations of the United States, including but not limited to the USA PATRIOT Act, the Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order issued by the President.

(c)Neither any Borrower, nor any other Loan Party or Controlled Affiliate has failed to comply with applicable anti-bribery and anti-corruption laws and regulations (including the FCPA), including failing to comply in any manner that may result in the forfeiture of any Borrowing Base Asset or the proceeds of the Loans or a claim of forfeiture of any Borrowing Base Asset or the proceeds of the Loans.

SECTION 4    CONDITIONS PRECEDENT

4.1Conditions to the Closing Date. The effectiveness of the Revolving Credit Commitments of each Lender, and the agreement of each Lender to make the initial extension of credit requested to be made by it hereunder on or after the Closing Date, is subject to the satisfaction of the following conditions precedent:

(a)Loan Documents. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, the Guarantor and each Lender party hereto, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Borrower and the Guarantor, (iii) the Pledge Agreement, executed and delivered by a duly authorized officer of each of the Intermediate Pledgors, (iv) the Collection Account Control Agreements, executed and delivered by the Depositary Bank and a duly authorized officer of each Borrower and (v) to the extent requested by any Lender, a Note duly completed and executed by each Borrower and payable to such Lender.

(b)Collection Account. Each Collection Account shall have been established at the Depositary Bank pursuant to documentation reasonably satisfactory to the Administrative Agent.

(c)Servicing Agreement Joinders. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, the Servicing Agreement Joinders, executed and delivered by the applicable Servicer and a duly authorized officer of the applicable Borrower.

(d)Financial Condition Covenants. The Administrative Agent shall have received a Compliance Certificate containing all information and calculations reasonably necessary for determining pro forma compliance with Section 6.1 as of the last day of the fiscal quarter of the Guarantor ended June 30, 2017 after giving effect to the transactions contemplated hereby to occur on the Closing Date.

(e)Projections;    Financial    Statements.    The Lenders shall have received
(i)projections with respect to the Guarantor’s and its consolidated Subsidiaries’ financial performance in form and substance reasonably acceptable to the Administrative Agent and
(ii)audited consolidated financial statements of the Guarantor and its consolidated Subsidiaries for the 2015 and 2016 fiscal years.

(f)Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(g)Fees. The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, including pursuant to the Fee Letters, and all actual out-of- pocket expenses for which invoices have been presented (including reasonable fees, actual out- of-pocket disbursements and other charges of outside counsel to the Administrative Agent), on or before the Closing Date.

(h)Solvency. The Administrative Agent shall have received a certificate (in form and substance reasonably satisfactory to the Administrative Agent) from the chief financial officer of the Guarantor certifying that the Guarantor and its Subsidiaries, considered as a whole, after giving effect to the transactions contemplated hereby to occur on the Closing Date, are Solvent.

(i)Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties, except for Liens incurred in the normal course of the Loan Parties’ business which are reasonably acceptable to the Administrative Agent; provided, that such Liens on the Collateral are permitted under Section 6.3.

(j)Pledged Membership Interests; Stock Powers; Acknowledgment and Consent. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock of each Borrower pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the applicable Intermediate Pledgor, and (ii) an Acknowledgment and Consent, substantially in the form of Annex I to the Pledge Agreement, duly executed by each Borrower.

(k)Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(l)Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(m)Legal Opinion. The Administrative Agent shall have received an executed legal opinion of Nelson Mullins Riley & Scarborough LLP, special counsel to the Loan Parties addressed to the Administrative Agent and the Lenders and Hogan Lovells US LLP, Maryland counsel to the Loan Parties, in each case, in form and substance reasonably acceptable to the Administrative Agent. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.

(n)USA PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(o)Borrowing Base Assets. On or prior to the Closing Date, the Administrative Agent shall have received each of the documents required pursuant to Section 4.3 for each Borrowing Base Asset to be included in the Borrowing Base on the Closing Date.

(p)[Intentionally Omitted].

(q)No Material Adverse Effect. No event or condition shall have occurred since the date of the Guarantor’s most recent audited financial statements delivered to the Administrative Agent which has had or could reasonably be expected to result in a Material Adverse Effect.

4.2Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date and (y) to the extent that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date or from the application of the proceeds therefrom.

(c)Borrowing Base Certificate. The Administrative Agent shall have received, and be satisfied in all respects with, a completed Borrowing Base Certificate, containing an accurate representation of the Borrowing Base as of such date, signed by a Principal Financial Officer.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by each Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

4.3Conditions to the Addition of a Borrowing Base Asset. (a) Borrower Representative may request the addition of a Borrowing Base Asset (a “Proposed Borrowing Base Asset”) to the Borrowing Base by submitting a request in writing to the Administrative Agent, together with such business and legal materials, third party reports, information and documentation reasonably necessary for the Administrative Agent to determine that such Proposed Borrowing Base Asset will be in compliance with the Borrowing Base Conditions as of the proposed date of addition of such Proposed Borrowing Base Asset (such notice and other materials delivered therewith, a “Borrowing Base Addition Notice”).

(b)Within three Business Days of receipt of a Borrowing Base Addition Notice, the Administrative Agent shall notify Borrower Representative that the Administrative Agent has approved such Proposed Borrowing Base Asset (a “Borrowing Base Approval Notice”) or that the Administrative Agent has not approved such Proposed Borrowing Base Asset (a “Borrowing Base Disapproval Notice”) and specifying the Borrowing Base Conditions that are not met.

(c)If the Administrative Agent delivers a Borrowing Base Approval Notice or fails to deliver a Borrowing Base Disapproval Notice within three Business Days after receipt of a Borrowing Base Addition Notice (the failure to timely deliver a Borrowing Base Disapproval Notice being deemed to be a Borrowing Base Approval Notice), then, the Proposed Borrowing Base Asset shall become a Borrowing Base Asset upon the delivery of a certificate of a Responsible Officer of Borrower Representative, not later than ten (10) Business Days after the receipt of such Borrowing Base Approval Notice or deemed approval, certifying (i) the date such Proposed Borrowing Base Asset was originated by the applicable Borrower or an Affiliate, (ii) that the Proposed Borrowing Base Asset is an Eligible Asset satisfying each of the Borrowing Base Conditions on such date, (iii) that no Material Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to the addition of such Proposed Borrowing Base Asset and (iv) the Guarantor is in compliance with the financial condition covenants set forth in Section 6.1 on a pro forma basis as of the last day of the most recently ended fiscal quarter for which Borrower Representative is required to have delivered a Compliance Certificate pursuant to Section 5.2(b) immediately after giving effect to the addition of such Proposed Borrowing Base Asset.

(d)Borrower Representative or the Guarantor shall have delivered to the Administrative Agent a report of any exceptions to the Borrowing Base Conditions or the representations and warranties in Annex B (an “Exception Report”).

(e)In the event that a Proposed Borrowing Base Asset is not an Eligible Asset satisfying each of the Borrowing Base Conditions, such Proposed Borrowing Base Asset may be included in the Borrowing Base upon the prior written consent of the Administrative Agent in its sole discretion.

(f)Upon the effectiveness of any new Borrowing Base Asset added to the Borrowing Base, Borrower Representative may deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such new Borrowing Base Asset as of the date of the most recent Borrowing Base Certificate previously delivered pursuant to Sections 4.2(c), 4.3, 4.4 and 5.11.

4.4Conditions to the Release of a Borrowing Base Asset. The release of any Borrowing Base Asset at the written request of Borrower Representative delivered to the Administrative Agent shall be subject to the satisfaction of each of the following conditions:

(a)the Administrative Agent shall have received a certificate of a Responsible Officer of Borrower Representative certifying that, after giving effect to the release of such Borrowing Base Asset, (i) each of the remaining Borrowing Base Assets continue to be Eligible Assets satisfying each of the Borrowing Base Conditions, (ii) no Material Default or Event of Default shall have occurred and be continuing on such date immediately prior to or after giving effect to the release of such Borrowing Base Asset from the Borrowing Base (unless such Material Default or Event of Default is caused by, or arises directly in relation to, the Borrowing Base Asset being released, and would be cured by such release) and (iii) all representations and warranties in the Loan Documents are true and accurate in all material respects at the time of such release and immediately after giving effect to such release; provided that (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date and (y) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to qualifications therein) in all respects on such respective dates;

(b)the Administrative Agent shall have received a certificate of a Principal Financial Officer certifying that after giving pro forma effect to the release of such Borrowing Base Asset from the Borrowing Base, the Total Revolving Extensions of Credit shall not exceed the Maximum Facility Availability; and

(c)the Administrative Agent shall have received an updated Borrowing Base Certificate giving pro forma effect to the release of such Borrowing Base Asset from the

Borrowing Base as of the date of the most recent Borrowing Base Certificate previously delivered pursuant to Sections 4.2(c), 4.3, 4.4 and 5.11.

SECTION 5    AFFIRMATIVE COVENANTS

Each Borrower and the Guarantor hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than, after the repayment in full of the Obligations then owing and termination of this Agreement and the other Loan Documents, obligations under the Loan Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement or such other Loan Document, as the case may be, for which a claim has not yet been made), each Borrower and the Guarantor (in the case of the Guarantor, solely with respect to Sections 5.1, 5.2, 5.3, 5.4, 5.5(a), 5.6, 5.8, 5.11, 5.12, and 5.13) shall, and the Guarantor shall cause each Intermediate Pledgor (solely with respect to Sections 5.3, 5.4, 5.5(a), 5.6, 5.8,
5.12 and 5.13) to:

5.1Financial Statements. Furnish to the Administrative Agent on behalf of each
Lender:

(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of such year and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than in respect of an upcoming maturity of Indebtedness occurring within one year from the delivery of such opinion or any potential inability to satisfy a financial condition covenant on a future date or in a future period), by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing (it being agreed that the furnishing of the Guarantor’s annual report on Form 10-K for each such fiscal year as filed with the SEC within the time periods specified above, will satisfy the obligation under this Section 5.1(a) with respect to such fiscal year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit); and

(b)as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Guarantor, beginning with the quarter ending September 30, 2017, the unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of such quarter and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes) (it being agreed that the furnishing of Guarantor’s quarterly report on Form 10-Q for each such fiscal quarter, as filed with the SEC within the time periods specified above, will satisfy the obligations under this Section 5.1(b) with respect to such fiscal quarter);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

5.2Certificates; Other Information. Furnish to the Administrative Agent on behalf of each Lender, or, in the case of clause (d), to the relevant Lender:

(a)concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no Default or Event of Default has occurred and is continuing, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b)concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that no Default or Event of Default has occurred and is continuing except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Guarantor, as the case may be;

(c)(i) within five Business Days after the same are sent, copies, including copies sent electronically, of all financial statements and reports that the Guarantor sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that the Guarantor may make to, or file with, the SEC; and (ii) within five Business Days after the receipt thereof, copies of all written correspondence received from the SEC concerning any material investigation or inquiry regarding financial or other operational results of any Loan Party; provided, however, that public filing of any of the foregoing in this Section 5.2(c) shall constitute delivery to the Administrative Agent and each Lender of the same upon such filing; and

(d)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request.

5.3Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent subject to applicable notice and cure periods, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the books of the relevant Loan Party.

5.4Conduct of Business and Maintenance of Existence. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, including Environmental Laws, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

5.5Maintenance of Property; Insurance. (a) Keep and maintain its property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and in compliance with all material applicable standards, rules or regulations imposed by any Governmental Authority or by any insurance policy held by the Loan Parties.

(b) Maintain with insurance companies which the applicable Borrower believes (in its good faith judgment) are financially sound and reputable, insurance in such amounts and against such risks as is customarily maintained by companies of established repute engaged in the same or similar businesses (as determined in the good faith judgment of such Borrower).

5.6Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which entries are full, true and correct in all material respects and in accordance with GAAP and in all material respects with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with its independent certified public accountants.

5.7Notices. Promptly (unless otherwise specified below) give notice to the Administrative Agent, on behalf of each Lender, of:

(a)the occurrence of any Default or Event of Default (and in the case of a Default or Event of Default caused by, or arising directly in relation to, Borrowing Base Assets only, of which any Borrower has Knowledge);

(b)any (i) default or event of default under any Contractual Obligation of any Loan Party of which such Loan Party Knows, should have Known or has otherwise received written notice thereof or (ii) litigation, investigation of which such Loan Party has Knowledge or proceeding which may exist at any time between any Loan Party and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)any pending or threatened (in writing to any Loan Party), litigation or proceeding affecting any Loan Party (i) in which the aggregate actual or estimated liability of the Loan Parties is (x) with respect to the Guarantor or any Intermediate Pledgor, $25,000,000 or more, and (y) with respect to any Borrower, $1,000,000 or more, and in each case not covered by insurance or for which adequate reserves have not been established in accordance with GAAP,
(ii) in which injunctive or similar relief is sought that, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

(d)the following events, as soon as possible and in any event within 30 days after the Guarantor knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Guarantor or any Commonly Controlled Entity or any

Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e)promptly after the Loan Parties first obtain Knowledge thereof, any Environmental Claim or other development, event, or condition that, individually or in the aggregate with other developments, events or conditions, would reasonably be expected to result in the payment by the Loan Parties, in the aggregate, of a Material Environmental Amount, including a full description of the nature and extent of the matter for which notice is given and all relevant circumstances, other than Environmental Claims covered by environmental indemnities or otherwise covered by insurance or for which adequate reserves have been established in accordance with GAAP;

(f)as soon as possible and in any event within five (5) Business Days of any Loan Party obtaining Knowledge thereof, any development or event that in Borrower Representative’s sole but commercially reasonable judgment, has had or would reasonably be expected to have a Material Adverse Effect;

(g)with respect to any Borrowing Base Asset:

(i)promptly following receipt of written notice or Knowledge that the Real Property underlying such Borrowing Base Asset comprised of real property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the value of such Real Property;

(ii)promptly upon Knowledge that any Borrowing Base Asset is not an Eligible Asset or that any of the representations and warranties set forth in Annex B with respect to any Borrowing Base Asset is untrue or incorrect in any material respect;

(iii)promptly upon Knowledge of (1) any Borrowing Base Asset that becomes a Defaulted Asset, (2) any Lien or security interest (other than security interests created hereby) on, or claim asserted against, any Borrowing Base Asset, or the underlying collateral therefor, other than Liens permitted under Section 6.3 and immaterial Liens permitted under the relevant Borrowing Base Documents, and, or
(3) any event that is reasonably likely to materially and adversely affect the market value of a Borrowing Base Asset or the underlying Real Property;

(iv)promptly, and in any event within ten days after service of process on any Loan Party of any of the following, notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings before any Governmental Authority affecting (x) any Loan Party or (y) any of the Borrowing Base Assets that (1) questions or challenges the validity or enforceability of any of the Borrowing Base Asset Documents or any action to be taken in connection with the transactions contemplated thereby, or (2) makes a claim or claims in an aggregate amount greater than (A) in the case of clause (x) above with respect to the Guarantor or any Intermediate Pledgor,
$25,000,000, and with respect to any Borrower, $1,000,000 and (B) in the case of clause (y) above $1,000,000;

(v)promptly upon any transfer of the Real Property underlying any Borrowing Base Asset or any direct or indirect equity interest in any Underlying Obligor,

in violation of a due on sale clause contained in the relevant Borrowing Base Asset Documents;

(vi)promptly after the effectiveness of any written consent, amendment, supplement, waiver, release or other modification for any Borrowing Base Asset, a true correct and complete copy of such consent, amendment, supplement, waiver, release or other modification;

(vii)promptly and in any event within two Business Days of Borrower Representative’s written notice of or any Borrower’s Knowledge of, (A) notice of any material event or any material change in circumstances that an institutional asset manager would reasonably expect to result in a material adverse effect on any Borrower or any Underlying Obligor in respect of a Borrowing Base Asset, (B) copies of any written notice of any monetary or material non-monetary default or event of default under any Borrowing Base Asset delivered by or to Borrower Representative and
(C) copies of any written notice of any allegation made by any Underlying Obligor in writing that any Borrower has defaulted with respect to its obligations under any Borrowing Base Asset; and

(viii)promptly and in any event within two Business Days of Borrower Representative’s written notice of or any Borrower’s Knowledge of, to the extent that there exists a mezzanine loan related to a Borrowing Base Asset, which mezzanine loan is not also a Borrowing Base Asset, (A) notice of any material event that an institutional asset manager would reasonably expect to result in a material adverse effect in respect of such mezzanine loan or the applicable mezzanine loan borrower, (B) notice of any default or event of default under any related mezzanine loan documentation, and
(C) notice of any default or event of default under any intercreditor documentation relating to such mezzanine loan and the applicable Borrowing Base Asset;

(h)the failure of the Guarantor to maintain REIT Status; and

(i)promptly after the effectiveness of any amendment or other modification of the organizational documents of any Loan Party, a true correct and complete copy of such amendment or other modification.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Loan Party proposes to take with respect thereto.

5.8Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers and the Guarantor will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may reasonably be required to obtain from any Loan Party for such governmental consent, approval, recording, qualification or authorization.

5.9Servicing of Borrowing Base Assets. (a) Each Borrower shall cause each Borrowing Base Asset to be serviced by the applicable Servicer pursuant to the applicable Servicing Agreement in accordance with servicing practices consistent with practices maintained by other prudent mortgage or mezzanine lenders with respect to mortgage or mezzanine loans of the same type as the Borrowing Base Assets. Notwithstanding the foregoing, neither any Borrowers nor any Servicer shall take any action with respect to any Borrowing Base Asset except as otherwise permitted by Section 6.17.

(b)Any failure by any Servicer to deposit Collections to any Collection Account as set forth in the applicable Servicing Agreement shall be remedied promptly, and in any event within five Business Days after such Collections should have been deposited in accordance with such Servicing Agreement.

(c)The payment of servicing fees and other costs of servicing shall be at the sole expense of the Borrowers and, if any Servicer is an Affiliate of any Borrower, the payment by the Borrowers of such fees and costs shall be subordinated to the payment of the Obligations.

(d)Borrower Representative shall notify the Administrative Agent promptly, and in any event within five Business Days, after any amendment to any Servicing Agreement which does not require the consent of the Required Lenders pursuant to Section 6.17.

5.10Cash Management. (a) Each Collection Account shall be established at the Deposit Bank on the Closing Date. Each Borrower shall, or shall cause the applicable Servicer to, deposit all Collections in respect of the Borrowing Base Assets directly into the relevant Collection Account (x) in the case of Wells Fargo Bank, National Association, no later than the Business Day following receipt thereof; provided that, if such Borrower or the applicable Servicer receives Collections after 3:00 P.M. (New York City time) on any Business Day, such Collections shall be deposited into such Borrower’s Collection Account no later than the second Business Day following receipt thereof and (y) in the case of Situs Asset Management LLC, no later than the second Business Day following receipt thereof; provided that, if such Borrower or the applicable Servicer receives Collections after 2:00 P.M. (New York City time) on any Business Day, such Collections shall be deposited into such Borrower’s Collection Account no later than the third Business Day following receipt thereof. Until deposited into such Borrower’s Collection Account, any Collections held by such Borrower or the applicable Servicer shall be deemed to be Collateral and shall be held in trust by them for the benefit of the Administrative Agent on behalf of the Secured Parties and shall not be commingled with any other funds or property of any Borrower, the Guarantor or any Servicer. Each Collection Account shall be under the sole dominion and control of the Administrative Agent.

(b)Any time no Material Default or Event of Default has occurred and is continuing, funds on deposit in any Collection Account shall be swept on a daily basis to the relevant Borrower Account.

(c)If at any time, a Material Default or Event of Default shall have occurred and be continuing, funds on deposit in each Collection Account shall be applied by the Administrative Agent from time to time to the prepayment and repayment of the Obligations in the amounts and order of priority in its sole discretion.

5.11Borrowing Base Reports. (a) Beginning with the month ended September 30, 2017, deliver to the Administrative Agent (and the Administrative Agent shall thereafter deliver to each Lender), as soon as available and in any event no later than five Business Days after the end of each month, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the end of such month, signed on behalf of the Guarantor by a Principal Financial Officer.

(b) Furnish to the Administrative Agent (and the Administrative Agent shall thereafter deliver to each Lender) as soon as practicable and in any event within five Business Days after any Disposition of any Borrowing Base Asset, an updated Borrowing Base Certificate calculating (on a pro forma basis, after giving effect to such Disposition) and certifying such pro forma Borrowing Base as of the end of the most recent month for which a Borrowing Base Certificate was delivered pursuant to Section 4.2(c), 4.3 or 4.4 or this Section 5.11, as applicable. The Borrowing Base set forth in each Borrowing Base Certificate delivered with respect to each month occurring after the fiscal quarter covered by the updated Borrowing Base Certificate described in the preceding sentence and ending prior to any such Disposition shall be calculated on a pro forma basis, after giving effect to such Disposition.

5.12Taxes. Timely file or cause to be filed all Federal, state and other tax returns that are required to be filed and shall timely pay all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor or the applicable Subsidiary).

5.13Disclosable Events. If any Borrower or the Guarantor obtains Knowledge or receives any written notice that any Loan Party or Controlled Affiliate is in violation of Section 6.22(a), 6.22(b) or (c), including any such violation that could result in the forfeiture of the proceeds of the Loans or a claim of forfeiture of the proceeds of the Loans (any such violation, a “Disclosable Event”), such Borrower or the Guarantor shall promptly (i) give written notice to the Administrative Agent of such Disclosable Event and (ii) comply with all applicable laws with respect to such Disclosable Event. Each Borrower or the Guarantor hereby authorizes and consents to the Administrative Agent and each Lender taking any and all steps the Administrative Agent or such Lender deems necessary, in its sole but reasonable discretion, to avoid a violation of all applicable laws with respect to any such Disclosable Event.

5.14Appraisals. The Administrative Agent shall have the right to commission an Appraisal for the underlying Real Property securing any Borrowing Base Asset which was originated by a Borrower or an Affiliate thereof more than 150 days prior to the applicable date of determination of the Loan to Value Ratio, at the Borrowers’ expense. Any Appraisal received by the Administrative Agent pursuant to this Section 5.14 shall be used to determine the Loan to Value Ratio of the applicable asset.

5.15Additional Collateral. With respect to any Property acquired after the Closing Date by any Borrower (other than any Excluded Asset (as defined in the Guarantee and Collateral Agreement)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) subject to Section 5.12 of the Guarantee and Collateral Agreement, take all actions reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

SECTION 6    NEGATIVE COVENANTS

Each Borrower and the Guarantor hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than obligations under the Loan Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement or such other Loan Document, as the case may be), such Borrower and the Guarantor (in the case of the Guarantor, solely with respect to Sections 6.1, 6.4, 6.8, 6.9, 6.11, 6.12, 6.14,
6.18 and 6.22) shall not, and the Guarantor shall cause any Intermediate Pledgor (solely with respect to Sections 6.3, 6.4, 6.5, 6.6, 6.8, 6.9, 6.12, 6.13, 6.14 and 6.22) not to, directly or indirectly:

6.1Financial Condition Covenants.

(a)Minimum Fixed Charge Coverage Ratio. Permit the ratio of (i) the Guarantor’s EBITDA for any period of four consecutive fiscal quarters of the Guarantor to (ii) the Guarantor’s Fixed Charges during such period to be less than 1.75 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 45 days after the last day of the applicable fiscal quarter.

(b)Minimum Tangible Net Worth. Permit the Guarantor’s Tangible Net Worth as of the last day of any fiscal quarter of the Guarantor to fall below the sum of (i) $450,000,000 plus
(ii)75% of the net cash proceeds of any equity issuance or sale of Capital Stock by the Guarantor that occurs after the Closing Date.

(c)Minimum Cash Liquidity. Permit the Guarantor’s Cash Liquidity as of the last day of any fiscal quarter of the Guarantor to be less than the greater of (i) $10,000,000 and (ii) 5% of the Guarantor’s Recourse Indebtedness.

(d)Maximum Debt to Equity. Permit the ratio of (i) the Guarantor’s Total Indebtedness as of the last day of any fiscal quarter of the Guarantor to (ii) the Guarantor’s Shareholder’s Equity as of such date to be greater than 3.00 to 1.00 as determined as soon as practicable after the end of each fiscal quarter, but in no event later than 45 days after the last day of the applicable fiscal quarter.

6.2Indebtedness. In the case of the Borrower only, create, incur, assume or suffer to exist any Indebtedness, except Indebtedness under the Loan Documents.

6.3Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral, any Borrowing Base Asset or any Proposed Borrowing Base Asset, whether now owned or hereafter acquired, except for Liens in favor of the Administrative Agent and the Lenders under the Loan Documents to secure the Obligations and Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings for which adequate reserves with respect thereto are maintained on the books of the Borrowers, the Guarantor or the Intermediate Pledgors, as the case may be, in conformity with GAAP.

6.4Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that the Borrowers may Dispose of any or all of the Borrowing Base Assets, subject to satisfaction of the conditions precedent set forth in Section 4.4 and Guarantor may enter into any merger, consolidation or amalgamation in connection with one or more transactions which do not constitute a Change of Control; provided that (i) the Guarantor shall be the continuing or surviving Person or (ii) simultaneously with such transaction, the continuing or surviving Person shall become a Guarantor and the Borrowers shall comply with Section 5.8 in connection therewith.

6.5Dispositions. Make any Disposition of any Collateral, except for Dispositions of any Borrowing Base Asset in accordance with Section 4.4.

6.6Restricted Payments. In the case of the Borrowers or the Intermediate Pledgors only, make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except for:

(a)each Borrower may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the applicable Intermediate Pledgor, each Intermediate Pledgor may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the Operating Partnership, and the Operating Partnership may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the Guarantor (including, without limitation, Restricted Payments in such amounts necessary to avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code), provided that, any such Restricted Payment may only be made if (i) at the time of such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such Restricted Payment, the Loan Parties shall be in compliance with the financial condition covenants set forth in Section 6.1 on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Borrowers are required to have delivered a Compliance Certificate pursuant to Section 5.02(b); and

(b)each Borrower may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the applicable Intermediate Pledgor, each Intermediate Pledgor, may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the Operating Partnership, and the Operating Partnership may make (and incur any obligation (contingent or otherwise) to declare and/or pay) Restricted Payments to the Guarantor, in such amounts necessary to ensure that the Guarantor maintains REIT Status (it being understood and agreed that the Guarantor and the Intermediate Pledgors shall not be required to issue any new equity in order to ensure the same prior to making such Restricted Payments), provided that, such Restricted Payment may only be made if (i) at the time of such Restricted Payment, no Event of Default shall have occurred and be continuing and (ii) after giving effect to such Restricted Payment, the Loan Parties shall be in compliance with the financial condition covenants set forth in Section 6.1 on a pro forma basis.

6.7Investments. In the case of the Borrowers only, make any Investments, except Investments in Eligible Assets.

6.8Limitation on Modifications of Organizational Documents. Amend its organizational documents in any manner determined by the Administrative Agent in its good faith, commercially reasonable judgment to be materially adverse to the Lenders, which amendment, in the case of the Guarantor only, is not corrected in a manner reasonably satisfactory to the Administrative Agent on or prior to the date that is 30 days after receipt of notice thereof from the Administrative Agent; provided that the Borrowers may not request any Loans until the Guarantor has so corrected such amendment to its organizational documents.

6.9Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Guarantor, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrowers or the Guarantor as would be obtainable by the Borrowers or the Guarantor at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) transaction between or among the Loan Parties not prohibited hereunder and (ii) Investments and Restricted Payments not prohibited hereunder.

6.10[Intentionally Omitted].

6.11Limitation on Changes in Fiscal Periods. Permit the fiscal year of any Borrower or the Guarantor to end on a day other than December 31 or change any Borrower’s or the Guarantor’s method of determining fiscal quarters in each case without providing prior written notice thereof to the Administrative Agent.

6.12Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Intermediate Pledgor or any Borrower to create, incur, assume or suffer to exist any Lien upon any of the Collateral, any Borrowing Base Asset or any Proposed Borrowing Base Asset, whether now owned or hereafter acquired, to secure the Obligations or, in the case of a Borrower and the Guarantor, their respective obligations under the Guarantee and Collateral Agreement, other than this Agreement and the other Loan Documents.

6.13Limitation on Restrictions on Subsidiary Distributions. Solely with respect to or relating to the assets or the proceeds of assets owned by any Borrower, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the applicable Intermediate Pledgor or such Borrower to (a) make dividends in respect of any Capital Stock held by, or pay any Indebtedness owed to, the Guarantor or any other Loan Party, (b) make investments in the Guarantor or any other Loan Party or (c) transfer any of its assets to the Guarantor or any other Loan Party, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) restrictions imposed by applicable law, (iii) any restrictions imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or any of the Borrowing Base Assets permitted by Section 6.5, and (iv) any restrictions existing under an agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (i),
(ii) or (iii); provided that the terms and conditions of any such agreement, as they relate to any such restrictions are no less favorable to such Borrower than those under the agreement so amended, refinanced or replaced, taken as a whole.

6.14Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses which may lawfully be conducted while maintaining REIT Status.

6.15[Intentionally Omitted].

6.16Limitation on Modifications to Borrowing Base Assets. Take any action constituting a consent, amendment, supplement, waiver, release or other modification of any material term of any Borrowing Base Asset, except pursuant to a Permitted Modification.

6.17Servicing of Borrowing Base Assets. (a) Make any change, or permit any Servicer to make any change, in its instructions to the Underlying Obligors regarding payments to be made with respect to the Borrowing Base Assets to any Collection Account, without the prior written consent of the Required Lenders;

(b)(i) amend or modify Section 4 of any Servicing Agreement Joinder or
(ii)otherwise modify any Servicing Agreement in a manner adverse to the Lenders without the consent of the Required Lenders; or

(c)deposit or otherwise credit, or use commercially reasonable efforts to cause to be so deposited or credited, to each Collection Account cash or cash proceeds other than Collections in respect of the Borrowing Base Assets, Proposed Borrowing Base Assets then owned by a Borrower, assets which formerly constituted a part of the Borrowing Base which are still owned by a Borrower or assets otherwise originated by a Borrower for the purpose of adding such assets to the Borrowing Base (whether or not added to the Borrowing Base).

6.18REIT Status. Permit the Guarantor to fail to meet the requirements for REIT
Status.

6.19[Intentionally Omitted].

6.20Special Purpose Entity. Permit any Borrower (i) to fail to comply with the requirements set forth in the definition of “Special Purpose Entity” in any material respect (but in no event, in any manner which is reasonably likely to result in the substantive consolidation of such Borrower with any other Person), (ii) to directly or indirectly make any change, amendment or modification to any of the “Special Purpose Provisions” as defined in and set forth in its organizational documents without the prior written consent of the Required Lenders, or (iii) otherwise take any action which would reasonably be expected to result in any Borrower not being a Special Purpose Entity.

6.21[Intentionally Omitted].

6.22Disclosable Events. (a) (i) Engage, directly or indirectly, in business dealings with any party listed on, or any party owned or controlled by any party listed on, the Specially Designated Nationals List or other similar lists maintained by OFAC, or in any related Executive Order issued by the President; (ii) conduct business dealings with a party, or in any country or territory, subject to sanctions administered by OFAC; (iii) derive or use income from business dealings with a party subject to sanctions administered by OFAC; or (iv) use the proceeds of the Loans to conduct any business dealings or transaction with any party, or in any country or territory, subject to sanctions administered by OFAC.

(b)Derive or use any of its assets in violation of the anti-money laundering or anti- terrorism laws or regulations of the United States, including but not limited to the USA PATRIOT Act, the Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order of the President.

(c)Fail to comply with applicable anti-bribery and anti-corruption laws and regulations (including the FCPA), including any failure to so comply that may result in the forfeiture of the proceeds of the Loans or a claim of forfeiture of the proceeds of the Loans.

(d)Fail to provide the Administrative Agent and the Lenders with any information regarding any Loan Party or any Controlled Affiliate necessary for the Administrative Agent or any of the Lenders to comply with (i) the anti-money laundering laws and regulations, including but not limited to the USA PATRIOT Act, The Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order issued by the President, (ii) all applicable economic sanctions laws and regulations administered by OFAC, and (iii) all applicable anti-corruption and anti-bribery laws and regulations, including the FCPA, in each case which the Administrative Agent and the Lenders have requested be provided.

SECTION 7    EVENTS OF DEFAULT

7.1    Events of Default. If any of the following events shall occur and be continuing:

(a)(i) the Borrowers shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrowers shall fail to pay (A) any interest on any Loan within three Business Days after any such interest becomes due in accordance with the terms hereof, or (B) any other amount payable hereunder or under any other Loan Document, within three Business Days after notice thereof to the Borrower Representative from the Administrative Agent or any Borrower first obtaining Knowledge; or

(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (other than the representations and warranties set forth in the first sentence of Section 3.19, Annex B or in an Exception Report delivered to the Administrative Agent in accordance with this Agreement), in any Borrowing Base Certificate, or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished, and such breach is not remedied within ten Business Days after the earliest to occur of notice thereof to Borrower Representative from the Administrative Agent or any Borrower first obtaining Knowledge thereof; or

(c)(i) any Loan Party shall default in the observance or performance of any agreement contained in Section 5.4(a) (with respect to the Loan Parties only), Section 5.7(a), Section 5.9, Section 5.10, Section 5.11 or Section 6 (other than Section 6.8 with respect to the Guarantor only), and such default shall continue unremedied for a period of five Business Days after the earliest to occur of notice thereof to Borrower Representative from the Administrative Agent or any Borrower first obtaining Knowledge thereof, or (ii) the Guarantor shall default in the observance or performance of Section 6.8; or

(d)any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earliest to occur of the Administrative Agent notifying Borrower Representative of a failure to observe or perform such agreement or any Borrower first obtaining Knowledge thereof; or

(e)any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) or any Hedge Recourse Indebtedness on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness or any Hedge Recourse Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Hedge Recourse Indebtedness was created; or
(iii)default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Hedge Recourse Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness or Hedge Recourse Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required and subject to any cure or grace periods, such Indebtedness or Hedge Recourse Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that, a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Hedge Recourse Indebtedness having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of which exceeds in the aggregate, (x) with respect to the Guarantor or any Intermediate Pledgor, $25,000,000, and
(y)with respect to any Borrower, $1,000,000; provided, further, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default if the applicable Loan Party cures such default, event or condition, as the case may be, within the grace period, if any, provided under the applicable instrument or agreement; or

(f)an Act of Insolvency shall have occurred with respect to any Loan Party; or

(g)(i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or the Guarantor, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, or (v) any Borrower or the Guarantor shall, or shall be reasonably likely, to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could, reasonably be expected to have a Material Adverse Effect; or

(h)one or more judgments or decrees shall be entered against any Loan Party involving for the Loan Parties taken as a whole a liability (not paid or fully covered by insurance or for which adequate reserves have not been established in accordance with GAAP) of (x) with respect to the Guarantor or any Intermediate Pledgor, $25,000,000 or more, and (y) with respect to any Borrower, $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

(i)any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)any Change of Control shall occur;

then, and in any such event for so long as such event is continuing, (A) if such event is an Event of Default specified in paragraph (f) above with respect to any Borrower, the Revolving Credit Commitments shall immediately and automatically terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately and automatically become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower Representative declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and
(ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Borrower Representative, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Notwithstanding anything to the contrary in the foregoing, in no event shall the Guarantor be deemed to be in default or to have failed to perform its obligations under this Agreement or the other Loan Documents as a result of the occurrence of any Default or Event of Default caused by any other Loan Party, provided that, the Administrative Agent and the Secured Parties shall be entitled to exercise all rights and remedies against the Guarantor under Section 2 of the Guarantee and Collateral Agreement in respect of such Default or Event of Default in accordance with the Loan Documents.

SECTION 8    THE ADMINISTRATIVE AGENT

8.1Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3Exculpatory Provisions. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

(b) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any
Disqualified Institution.

8.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 9.6 and all actions required by such Section in connection with such transfer shall have been taken. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders, Required Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders, Required Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders, Required Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither any of the Administrative Agent nor any of its Related Parties have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its Related Parties.

8.7Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Revolving Credit Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Credit Percentages immediately prior to such date), for, and to save the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

8.8Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

8.9Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and Borrower Representative. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders or another Person that is an

Eligible Assignee a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.1(a) or 7.1(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by Borrower Representative (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans; provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. A resigning Administrative Agent’s resignation shall become effective (x) in the case an Event of Default has occurred and is continuing regardless of whether a successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, upon the expiration of such ten day period, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above, and (y) in all other cases, only at such time as the Required Lenders appoint a successor agent as provided for above. After the Administrative Agent’s resignation as Administrative Agent, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of guarantee obligations contemplated by Section 9.15 of this Agreement or Section 2 of the Guarantee and Collateral Agreement.

8.11The Arranger. The Arranger, in its capacity as such, shall have no duties or responsibilities, nor shall the Arranger incur any liability, under this Agreement and the other Loan Documents.

8.12No Duty to Disclose. The Administrative Agent, the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates.

8.13Waiver. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9    MISCELLANEOUS

9.1Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, restated, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a)enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders), (y) that any amendment or modification of defined terms used in the financial condition covenants in this Agreement and (z) that a waiver of any Default, Event of Default or mandatory reduction of the Revolving Credit Commitments shall not constitute a forgiveness in principal (which amendment or modification shall be effective with the consent of the Required Lenders) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Revolving Credit Commitment of any Lender, in each case without the consent of each Lender directly affected thereby, except that a waiver of any Default, Event of Default or mandatory reduction of the Revolving Credit Commitments shall not constitute an extension of any scheduled date of payment or increase in the amount or extend the expiration of the Revolving Credit Commitments;

(ii)amend, modify or waive any provision of this Section, reduce any percentage specified in the definition of “Required Lenders”, increase any percentage specified in the definition of “Borrowing Base”, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release the Guarantor or the Borrowers from their respective obligations under the Guarantee and Collateral Agreement, in each case without the consent of all of the Lenders;

(iii)amend, modify or waive any provision of Section 8, or any other provision affecting the rights, duties or obligations of the Administrative Agent, without the consent of the Administrative Agent;

(iv)amend, modify or waive any provision of Section 2.14 without the consent of each Lender directly affected thereby; or

(v)impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 9.6 without the consent of each Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission or electronic communication shall be effective as delivery of a manually executed counterpart thereof.

9.2Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic mail, when received, addressed (i) in the case of Borrower Representative and the Administrative Agent, as follows, (ii) in the case of the Lenders, as set forth in an Administrative Questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Assumption, in such Assignment and Assumption or
(iii)in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

Borrower Representative:    BSPRT BB Loan, LLC,
c/o Franklin BSP Realty Trust, Inc.
9 West 57th Street, Suite 4920, New York,
New York 10019
Attention: Micah Goodman, Esq. Telephone: (212) 588-6982
Email: m.goodman@benefitstreetpartners.com

and to:    Nelson Mullins Riley & Scarborough, LLP 201 17th Street, Suite 1700
Atlanta, Georgia 30363 Attention: Rusty A. Fleming, Esq.
Email: rusty.fleming@nelsonmullins.com Phone: 404-322-6466
Telecopy: 404-322-6050

Administrative Agent:    Barclays Bank PLC
745 Seventh Avenue New York, NY 10019
Attention: Nicholas J. Guzzardo Telephone: (212) 320-6759
Email: Nicholas.Guzzardo@barclays.com

provided that, any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.

(b)Without limiting Section 9.2(a), notices and other communications to the Administrative Agent, the Borrowers or the Lenders hereunder may be delivered or furnished by any other electronic communications pursuant to procedures mutually approved by the Administrative Agent and Borrower Representative.

9.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

9.5Payment of Expenses. The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses actually incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of outside counsel to the Administrative Agent and the charges of the Platform, (b) to pay or reimburse each Lender and the Administrative Agent for all their reasonable out- of-pocket costs and expenses actually incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of outside counsel to each Lender and of outside counsel to the Administrative Agent, and (c) to pay, indemnify or reimburse each Lender, the Administrative Agent, their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever actually incurred by an Indemnitee or imposed on any Indemnitee in connection with any claim asserted by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any commitment letter or fee letter in connection therewith, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds thereof, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by any Borrower or any other Loan Party, or any Environmental Liability related in any way to any Borrower or any other Loan Party or any of their respective properties (other than any such presence or release to the extent first arising solely after the date on which the Administrative Agent or any Secured Party enforces its remedies with respect to such property or the Pledged Stock of the applicable Borrower pursuant to the Loan Documents following an Event of Default by transferring the respective property or such Pledged Stock pursuant to a foreclosure, accepting a deed in lieu of foreclosure or similar transfer thereof or the appointment of a receiver by a court of competent jurisdiction with respect thereto) or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided that, the Borrowers shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or a material breach of this Agreement by such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, or for any special, indirect, consequential or punitive damages in connection with the Revolving Credit Commitments. No Loan Party (or any of their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons) shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Revolving Credit Commitments unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Loan Party (or any of their respective Affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons); provided that such waiver of special, indirect, consequential or punitive damages shall not otherwise limit the indemnification obligations of the Borrowers under this Section. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to the address of the Borrowers set forth in Section 9.2, or to such other Person or address as may be hereafter designated by Borrower Representative in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder. For the avoidance of doubt, this Section 9.5 shall not apply to Taxes, except any Taxes that represent losses or damages arising from any non-Tax claim.

9.6Successors and Assigns.

(a)Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (c) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) to an Eligible Assignee; provided that, any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds

(determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than
$5,000,000 and whole increments of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of Borrower Representative (such consent not to be unreasonably withheld or delayed, it being agreed that the Borrower Representative’s refusal to consent to an assignment to an Affiliate of a Disqualified Institution shall not be deemed unreasonable) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood, for the avoidance of doubt, that no Loan Party shall have any obligation to pay, or reimburse the Administrative Agent for, such recordation fee other than as provided in Section 2.20(a)(F)); provided that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Guarantor or any of the Guarantor’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.18 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the

Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Guarantor or any of the Guarantor’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all the Lenders under Section 9.1 that directly affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16 (it being understood that the documentation required under Section 2.16 shall be delivered to the participating Lender)) and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that, such Participant (A) agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower Representative's request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 9.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non- fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Participant Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of

Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless Borrower Representative has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). Any assignment or participation to a Disqualified Institution without Borrower Representative’s consent shall be null and void.

(ii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender,
(y)attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Debtor Relief Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iii)The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time on the Platform and/or provide such list to each Lender requesting the same.

9.7Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) the provisions of this paragraph shall not be construed to apply to
(x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

(b)Subject to Sections 9.7(c) and (d), in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to the Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers, as the case may be. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)Each Lender hereby acknowledges that the exercise by any Lender of offset, set- off, banker’s lien or similar rights against any deposit account or other property or asset of any Borrower or any other Loan Party could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Obligations. Each Lender hereby agrees not to charge or offset any amount owed to it by Borrowers against any of the accounts, property or assets of any Borrower or any other Loan Party held by such Lender without the prior written approval of the Required Lenders.

(d)In the event that any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders.

9.8Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower Representative and the Administrative Agent.

9.9Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.12Submission To Jurisdiction; Waivers. Each of the Borrowers and the Administrative Agent hereby irrevocably and unconditionally:

(a)submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower Representative or the Administrative Agent, as applicable, at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

For avoidance of doubt, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

9.13Acknowledgements. Each of the Borrowers and Guarantor hereby acknowledges that:

(a)it has been advised by and consulted with its own legal, accounting, regulatory and tax advisors (to the extent it deemed appropriate) in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)none of the Arranger, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers or the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Administrative Agent and the Lenders, on one hand, and the Borrowers and the Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and

(d)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Administrative Agent and the Lenders or among the Borrowers, the Guarantor and the Lenders.

9.14Confidentiality. Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential (including the terms hereof or any other Loan Document); provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Arranger, the Administrative Agent, any other Lender or any Affiliate of any thereof, (b) to any Participant or Eligible Assignee (each, a “Transferee”) or prospective Transferee, other than a Disqualified Institution, that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors who need to know such information and has generally been informed of confidentiality requirements, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements (other than a Disqualified Institution) or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided, that in the case of each of clauses (e), (f) and (g), the Administrative Agent and such Lender, as applicable, shall, to the extent permitted by applicable Requirements of Law, provide Borrower Representative with reasonable advance notice of such disclosure.

9.15Release of Guarantee Obligations. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full (other than obligations under the Loan Documents (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement or such other Loan

Document, as the case may be) and all Revolving Credit Commitments have terminated or expired, upon request of Borrower Representative, the Administrative Agent shall take such actions as shall be required to release all guarantee obligations under any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

9.16Accounting Changes. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial condition covenants, standards or terms in this Agreement, then Borrower Representative and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating a Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower Representative, the Administrative Agent and the Required Lenders, all financial condition covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC.

9.17Waivers of Jury Trial. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.18Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
9.19Joint and Several Liability. Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Loans and the other Obligations hereunder. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligation.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BSPRT BB LOAN, LLC,
as a Borrower

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

BSPRT FINANCE SUB-LENDER II, LLC,
as a Borrower

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

FRANKLIN BSP REALTY TRUST, INC. F/K/A BENEFIT STREET PARTNERS REALTY TRUST, INC.,
as the Guarantor

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,
as Administrative Agent, Arranger and Lender

By:         Name:
Title:

[Signature Page to Credit Agreement]

Annex A

Commitments

Lender BARCLAYS BANK PLC
Total Commitments

Revolving Credit Commitment
$250,000,000
$250,000,000

Annex A

Annex B

Representations and Warranties Regarding Borrowing Base Assets

Attached.

Annex B

Schedule 1.1(a)

DISQUALIFIED INSTITUTIONS

All Affiliates, successors and assigns of the entities listed on this Schedule 1.1(a), in each case to the extent readily identifiable as an Affiliate, successor or assign of such entity on the basis of its name, and such other Persons indicated in writing by Borrower Representative from time to time to the Lenders in accordance with Section 9.6(f)(iii), shall be a Disqualified Institution, as defined and used in this Agreement.

1.Annaly Commercial Real Estate Group
2.Apollo Global Management
3.Arbor Capital Group, Inc.
4.Argentic Investment Management
5.Ares Management
6.Berkadia Commercial Mortgage LLC
7.Blackstone
8.C-III Commercial Mortgage
9.Cantor Commercial Real Estate
10.CBRE Group Inc.
11.Cerberus Capital Management
12.Colony Capital
13.Crexus Investment Corp.
14.Greystone
15.Guggenheim Partners, LLC
16.Ellington Management Group
17.Elliot Management
18.Fortress Investment Group
19.Jefferies LoanCore
20.KKR
21.Ladder Capital Finance
22.LStar Capital
23.Mesa West
24.money360
25.Newcastle Investment Group
26.Oaktree Capital Management
27.Principal Commercial
28.Prime Finance
29.Rialto Capital Management
30.ReadyCap Lending
31.Shelter Growth Capital Partners
32.Silverpeak Real Estate Partners
33.Starwood Mortgage Capital
34.Voya Financial
35.Walker & Dunlop Inc.
36.Waterfall Asset Management

Schedule 1.1(a)

TABLE OF CONTENTS
(continued)

Page

-ii-

Schedule 3.18

FILING OFFICES

Intermediate Pledgors    Delaware Secretary of State Borrowers    Delaware Secretary of State

Schedule 3.18

EXHIBIT 2

Form of Acknowledgment and Consent

[Attached]

008330-0449-44546268.3

ACKNOWLEDGMENT AND CONSENT

Reference is made to (a) the FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 1, 2021 (the “Fourth Amendment”), to the Credit Agreement, dated as of September 19, 2017 (as amended by that certain First Amendment to Credit Agreement, dated as of July 30, 2018, Second Amendment to Credit Agreement, dated as of September 12, 2019, and Third Amendment to Credit Agreement, dated as of September 8, 2021, and as further amended, restated, supplemented or otherwise modified in writing from time to time, including pursuant to the Fourth Amendment, the “Credit Agreement”), among BSPRT BB LOAN LLC, a Delaware limited liability company (“Borrower Representative”), BSPRT FINANCE SUB-LENDER II, LLC, a Delaware limited liability company (“BSPRT Finance Sub-Lender” and together with Borrower Representative, the “Borrowers”, and each a “Borrower”), FRANKLIN BSP REALTY TRUST, INC. (F/K/A BENEFIT STREET PARTNERS REALTY TRUST, INC.),
a Maryland corporation (the “Guarantor”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and BARCLAYS BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”), (b) the GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 19, 2017 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Guarantee and Collateral Agreement”), made by the Borrowers and the Guarantor, in favor of the Administrative Agent for the Lenders, (c) the PLEDGE AGREEMENT, dated as of September 19, 2017 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Conduit Lender Pledge Agreement”), made by BSPRT Finance, LLC (n/k/a BSPRT CMBS Finance, LLC), a Delaware limited liability company (the “Conduit Lender Pledgor”), in favor of the Administrative Agent for the Lenders and (d) the PLEDGE AGREEMENT, dated as of September 13, 2019 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “CRE Finance Pledge Agreement”), made by BSPRT CRE Finance, LLC, a Delaware limited liability company (the “CRE Finance Pledgor”), in favor of the Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.
Each of the undersigned parties to the Credit Agreement, the Guarantee and Collateral Agreement, the Conduit Lender Pledge Agreement, the CRE Finance Pledge Agreement and the other Security Documents, as applicable, hereby (a) consents to the transactions contemplated by the Fourth Amendment and (b) acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Credit Agreement, the Guarantee and Collateral Agreement, the Conduit Lender Pledge Agreement, the Operating Partnership Pledge Agreement and the other Security Documents, as applicable, are, and shall remain, in full force and effect after giving effect to the Fourth Amendment.

[Signature Pages Follow]

008330-0449-44546485.2

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BSPRT BB LOAN LLC,
as a Borrower

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

BSPRT FINANCE SUB-LENDER II, LLC,
as a Borrower

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

FRANKLIN STREET REALTY TRUST, INC. F/K/A BENEFIT STREET PARTNERS REALTY TRUST, INC.,
as Guarantor

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

BSPRT CMBS FINANCE, LLC,
as Conduit Lender Pledgor

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

[Signature Page to Acknowledgment and Consent]

BSPRT CRE FINANCE, LLC,
as CRE Finance Pledgor

By:    /s/ Micah Goodman     Name: Micah Goodman
Title: Authorized Signatory

[Signature Page to Acknowledgment and Consent]